As filed with the Securities and Exchange Commission on April 2, 1999

                                         Registration No. 333-25269

                                     SECURITIES AND EXCHANGE COMMISSION

                                           WASHINGTON, D.C.  20549

                                                  FORM S-1
                              POST-EFFECTIVE AMENDMENT NO. 2 to
                        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
                                         (Exact name of Registrant)

     NEW YORK                            63                    93-1225432
(State of Incorporation)        (Primary Standard            (I.R.S.
                                                                 Employer
                             Industrial Classification
                                                            Identification No.)
                                 Code Number)

                                          125 Wolf Road, Suite 110
                                           Albany, New York 12205
                                               (800) 537-2033
                        (Address,  including  zip code,  and  telephone  number,
                           including  area  code,  or   registrant's   principal
                           executive officer)

                                             William T. McCallum
                                    President and Chief Executive Officer
                              First Great-West Life & Annuity Insurance Company
                                           8515 East Orchard Road
                                         Englewood, Colorado  80111
                                   (Name and Address of Agent for Service)

                                                  Copy to:
                                            James F. Jorden, Esq.
                             Jorden Burt Boros Cicchetti Berenson & Johnson LLP
                             1025 Thomas Jefferson Street, N.W., Suite 400 East
                                        Washington, D.C.  20007-0805


Approximate Date of Proposed Public Offering: Upon the effective date of this Registration Statement.

It is proposed that this Registration Statement will become effective on May 1, 1999.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following: X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement for the same offering:

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box:

                                            Cross Reference Sheet
                                       Showing Location in Prospectus
                                   and Statement of Additional Information
                                           As Required by Form S-1


      FORM S-1                                                   PROSPECTUS
      CAPTION ITEM

      1.  Forepart of Registration Statement
                      and Outside Front Cover Page                      Cover Page

      2.  Inside Front and Outside                                      Cover Page;
               Back Cover Pages                                         Table         of
      Contents

      3.  Summary Information, Risk Factors                             Key Features of
               and Ratio of Earnings                                            the
      Annuity;  First
               to Fixed Charges                                         Great-West
      Life &
                                                                        Annuity
                                                                        Insurance
                                                                        Company

      4.  Use of Proceeds                                               Not Applicable

      5.  Determination of Offering Price                               Not Applicable

      6.  Dilution                                                      Not Applicable

      7.  Selling Security Holders                                      Not Applicable

      8.  Plan of Distribution
      Distribution of the Contracts

      9.  Description of Securities                                     The    Guarantee
                                                                        Period
                                                                        Fund;        The
      Market Value
                                                                        Adjustment

      10. Interest of Named Experts                                     Legal   Matters;
      Experts
               and Counsel

      11. Information with Respect                                      First
      Great-Life &
               to the Registrant                                        Annuity
      Insurance
                                                                        Company and The
                                                                        Series   Account
      Selected
                                                                        Financial
      Data; Legal
                                                                        Proceedings;
      Financial
                                                                        Statements

      12.  Disclosure of Commission,
               Position on Indemnification
                         for Securities Act Liabilities                                Not
Applicable

1

                                 The Schwab Variable Annuity(R)
                    A flexible premium deferred fixed and variable annuity
                                        Distributed by
                                  Charles Schwab & Co., Inc.
                        ---------------------------------------------
                                          Issued by
                      First Great-West Life & Annuity Insurance Company

                           Prospectus Supplement dated May 1, 1999
                             to the Prospectus dated May 1, 1999

This Prospectus supplement describes eight (8) Portfolios that will be closed to Contributions and Transfers effective May 1, 1999 (the "Deleted Portfolios"). Variable Account Value that you have allocated to the Sub-Accounts corresponding to the Deleted Portfolios may remain allocated to those Sub-Accounts pending further developments or your Request to Transfer to other available Sub-Accounts.

Any Contract owner attempting to make Contributions or effect Transfers, including those utilizing a custom transfer feature: Dollar Cost Averaging or Rebalancer Option, involving the Deleted Portfolios should contact the Schwab Insurance & Annuity Service Center at 1-800-838-0649 or P.O. Box 7806, San Francisco, California 94120-9327 immediately to make alternate arrangements. If you fail to make alternate arrangements, Schwab will try to contact you immediately to request alternative allocation instructions. If Schwab is unable to contact you immediately, Contributions allocated to the Deleted Portfolios will be returned to you with a request that you provide alternate allocation instructions and Transfer Requests, including those utilizing a customer transfer feature, will not be processed.

Following is a description of the each of the Deleted Portfolios:

Alger American Small Capitalization Portfolio
Seeks long-term capital appreciation by investing at least 65% of its total assets, except during temporary defensive periods, in equity securities of companies that, at the time of purchase, have total market capitalization within the range of companies included in the Russell 2000 Growth Index ("Russell Index") or the S&P SmallCap 600 Index ("S&P Index"), updated quarterly.

American Century VP Capital Appreciation Portfolio
Seeks  capital  growth by  investing  in  common  stocks  (including  securities convertible into common stocks and other equity equivalents) and other securities that meet certain fundamental and technical standards of selection and have, in the opinion of the investment manager, better-than-average potential for appreciation.

INVESCO VIF - Total Return Portfolio
Seeks a high total return on investment through capital appreciation and current income by investing in a combination of equity securities (consisting of common stocks and, to a lesser degree, securities convertible into common stock) and fixed income securities.

Janus Aspen Series Aggressive Growth Portfolio
Seeks long-term growth of capital in a manner consistent with the preservation of capital by investing at least 50% of its equity assets in securities issued by medium-sized companies.


(continued on page 2)

Lexington Emerging Markets Fund
Seeks long-term growth of capital primarily through investment in equity securities of companies domiciled in, or doing business in emerging countries and emerging markets.

SteinRoe Variable Investment Trust Special Venture Fund
Seeks capital growth by investing primarily in common stocks, convertible securities, and other securities selected for prospective capital growth.

Strong Discovery Fund II, Inc.
Seeks capital growth by investing primarily in equity securities, although it has the flexibility to invest in debt obligations and short-term fixed-income securities.

Van Eck Worldwide Insurance Trust: Van Eck Worldwide Hard Assets Fund Seeks long-term capital appreciation by investing in hard asset securities, such as commodities or securities of firms involved to a significant extent (directly or indirectly) primarily in the following areas: precious metals, ferrous and non-ferrous metals, energy, forest products, real estate, and other non-agricultural commodities.

                                  Portfolio Annual Expenses1
                          (as a percentage of Portfolio net assets)


                                           Management        Other                      Total
               Portfolio                      Fees         Expenses     12b-1 Fees    Expenses
Alger American Small Capitalization
American Century VP Capital
Appreciation
INVESCO-VIF Total Return
Janus Aspen Series Aggressive Growth
Lexington Emerging Markets
SteinRoe Special Venture
Strong Discovery Fund II
Van Eck Worldwide Hard Assets



Examples1

If you retain, annuitize or surrender the Contract at the end of the applicable time period, you would pay the following fees and expenses on a $1,000 investment, assuming a 5% return on assets. These examples assume that no Premium Taxes have been assessed.

              Portfolio                    1 year        3 years        5 years       10 years
Alger American Small Capitalization
American Century VP Capital
Appreciation
INVESCO-VIF Total Return
Janus Aspen Series Aggressive Growth
Lexington Emerging Markets
SteinRoe Special Venture
Strong Discovery Fund II
Van Eck Worldwide Hard Assets



--------------------------------------------------------------------------------

                                       Performance Data

From time to time, we may advertise average annual total returns for the Sub-Accounts. These figures will be based on historical information and are not intended to indicate future performance.

The table on the following page reflects standardized and non-standardized average annual total return for one-, three-, five- and ten-year periods (or since inception, as appropriate) ended December 31, 1998 for the Deleted Portfolios. Average annual total return quotations represent the average annual compounded rate of return that would equate an initial investment of $1,000 to the redemption value of that investment (excluding Premium Taxes, if any) as of the last day of each of the periods for which total return quotations are provided.

Both the standardized and non-standardized data reflect the deduction of all fees and charges under the Contract. The standardized data is calculated from the inception date of the Sub-Account and the non-standardized data is calculated for periods preceding the inception date of the Sub-Account. Such data will be provided when it becomes available. For additional information regarding yields and total returns calculated using the standard formats briefly described herein, please refer to the Statement of Additional Information.

Performance information and calculations for any Sub-Account are based only on the performance of a hypothetical Contract under which the Annuity Account Value is allocated to an Sub-Account during a particular time period. Performance information should be considered in light of the investment objectives and policies and characteristics of the Portfolios in which the Sub-Account invests and the market conditions during the given time period. It should not be considered as a representation of what may be achieved in the future.

Reports and promotional literature may also contain other information including:

o the ranking of any Sub-Account derived from rankings of variable annuity separate accounts or their investment products tracked by Lipper Analytical Services, Inc., VARDS, Morningstar, Value Line, IBC/Donoghue's Money Fund Report, Financial Planning Magazine, Money Magazine, Bank Rate Monitor, Standard & Poor's Indices, Dow Jones Industrial Average, and other rating services, companies, publications or other people who rank separate accounts or other investment products on overall performance or other criteria, and
o the effect of tax-deferred compounding on investment returns, or returns in general, which may be illustrated by graphs, charts, or otherwise, and which may include a comparison, at various points in time, of the return from an investment in a Contract (or returns in general) on a tax-deferred basis (assuming one or more tax rates) with the return on a currently taxable basis. Other ranking services and indices may be used.

We may from time to time also disclose cumulative (non-annualized) total returns, yield and standard total returns for the Sub-Accounts.

We may also advertise performance figures for the Sub-Accounts based on the performance of a Portfolio prior to the time the Series Account commenced operations.

For additional information regarding the calculation of other performance data, please refer to the Statement of Additional Information.


   Sub-Account                 1 year   3 years   5 years  10 years         Since          Inception         Since       Inception
                                                                        Inception of        Date of      Inception of     Date of
                                                                          Sub-Account      Sub-Account      Portfolio     Portfolio
Alger American Small Capitalization                                                        11/1/96                       9/21/88




American Century VP Capital Appreciation                                                   11/1/96                       11/20/87
INVESCO VIF-Total Return                                                                   11/1/96                        6/2/94
Janus Aspen Aggressive Growth                                                              11/1/96                       9/13/93
Lexington Emerging Markets                                                                 11/1/96                       3/30/94
SteinRoe Special Venture                                                                   11/1/96                        1/3/89
Strong Discovery Fund II                                                                   11/1/96                        5/8/92
Van Eck Worldwide Hard Assets                                                              11/1/96                        9/1/89

                                 The Schwab Variable Annuity(R)
                    A flexible premium deferred variable and fixed annuity
                                        Distributed by
                                  Charles Schwab & Co., Inc.
                                          Issued by
                      First Great-West Life & Annuity Insurance Company

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of the Prospectus. Any representation to the contrary is a criminal offense. No person is authorized by Great-West to give information or to make any representation, other than those contained in this Prospectus, in connection with the offers contained in this Prospectus. This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. Please read this Prospectus and keep it for future reference.

                        The date of this Prospectus is MONTH X, 1999.

                                              2
-----------------------------------------------------------------------------
Overview
This Prospectus describes The Schwab Variable Annuity--a flexible premium deferred annuity contract which allows you to accumulate assets on a tax-deferred basis for retirement or other long-term purposes. This Contract is issued on a group basis by First Great-West Life & Annuity Insurance Company (we, us, First Great-West or First GWL&A).

How to Invest
The minimum initial investment (a "Contribution") is:
o       $5,000
o       $2,000 if an IRA

          o  $1,000  if   subsequent   Contributions   are  made  via  Automatic
          Contribution Plan

The minimum subsequent Contribution is:
o       $500 per Contribution
o       $100 per Contribution if made via Automatic Contribution Plan

Allocating Your Money
When you contribute money to The Schwab Variable Annuity, you can allocate it among the Sub-Accounts of the Variable Annuity-1 Series Account which invest in the following Portfolios: o Alger American Growth Portfolio o American Century VP International o Berger IPT-Small Company Growth Fund o Federated American Leaders Fund II o Federated Fund for U.S. Government Securities II o Federated Utility Fund II o INVESCO VIF-High Yield Portfolio o INVESCO VIF-Industrial Income Portfolio o Janus Aspen Series Growth Portfolio o Janus Aspen Series Worldwide Growth Portfolio o Montgomery Variable Series Growth Fund o SAFECO Resource Series Trust Equity Portfolio o Schwab MarketTrack Growth Portfolio II
o Schwab Money Market Portfolio o Schwab S&P 500 Portfolio o Van Kampen American Capital LIT-Morgan Stanley Real Estate Securities Portfolio You can also allocate some or all of the money you contribute to the Guarantee Period Fund. The Guarantee Period Fund allows you to select one or more Guarantee Periods that offer specific interest rates for a specific period.

Sales and Surrender Charges
There are no sales, redemption, surrender or withdrawal charges under The Schwab Variable Annuity.

Free Look Period
After you receive your Contract, you can look it over free of obligation for at least 10 days (up to 35 days for replacement policies), during which you may cancel your Contract.

Payout Options
The Schwab Variable Annuity offers a variety of annuity payout and periodic withdrawal options. Depending on the option you select, income can be guaranteed for your lifetime, your spouse's and/or beneficiaries' lifetime or for a specified period of time.

The Contracts are not deposits of, or guaranteed or endorsed by any bank, nor are the Contracts federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. The Contracts involve certain investment risks, including possible loss of principal.

For account information, please contact:
    Schwab Insurance & Annuity Service Center
    P.O. Box 7806
    San Francisco, California 94120-9327
    800-838-0649

This prospectus presents important information you should review before purchasing The Schwab Variable Annuity. Please read it carefully and keep it for future reference. You can find more detailed information pertaining to the Contract in the Statement of Additional Information dated May 1, 1999 (as may be amended from time to time), and filed with the Securities and Exchange Commission. The Statement of Additional Information is incorporated by reference into this prospectus and is legally a part of this prospectus. You may obtain a copy without charge by contacting the Schwab Insurance & Annuity Service Center at the above address or phone number. Or, you can obtain it by visiting the Securities and Exchange Commission's web site at www.sec.gov.

This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. No dealer, salesperson or other person is authorized to give any information or make any representations in connection with this offering other than those contained in this Prospectus, and, if given or made, such other information or representations must not be relied on.

                         The Contract is not available in all states.

                                              3

--------------------------------------------------------------------------------
Table of Contents

3
Definitions....................................4
Summary........................................6
  How to contact Schwab........................6
Variable Annuity Fee Table.....................7
Portfolio Annual Expenses......................8
Fee Examples...................................9
Condensed Financial Information...............10
First Great-West Life & Annuity Insurance
Company.......................................10
The Series Account............................10
The Portfolios................................10
  Meeting Investment Objectives...............12
Where to Find More Information About the Portfolios       12
  Addition, Deletion or Substitution..........12
The Guarantee Period Fund.....................12
  Investments of the Guarantee Period Fund....13
  Subsequent Guarantee Periods................13
  Breaking a Guarantee Period.................14
  Interest Rates..............................14
  Market Value Adjustment.....................14
Application and Initial Contributions.........14
Free Look Period..............................14
Subsequent Contributions......................15
Annuity Account Value.........................15
Transfers.....................................16
  Possible Restrictions.......................16
  Automatic Custom Transfers..................16
Cash Withdrawals..............................17
  Withdrawals to Pay Investment Manager or
  Financial Advisor Fees......................18
  Tax Consequences of Withdrawals.............18
Telephone Transactions........................18
Death Benefit.................................18
  Beneficiary.................................19
  Distribution of Death Benefit...............19
Charges and Deductions........................20
  Mortality and Expense Risk Charge...........20
  Contract Maintenance Charge.................21
  Transfer Fees...............................21
  Expenses of the Portfolios..................21
  Premium Tax.................................21
  Other Taxes.................................21

Payout Options................................21
  Periodic Withdrawals........................21
  Periodic Withdrawal Payout Options..........22
  Annuity Date................................22
  Annuity Options.............................23
  Variable Annuity Payout Options.............23
  Variable Annuity Payout Provisions..........23
  Fixed Annuity Payout Options................24
Seek Tax Advice...............................24
Federal Tax Matters...........................24
  Taxation of Annuities.......................25
  Individual Retirement Annuities.............25
Assignments or Pledges........................27
Performance Data..............................27
  Money Market Yield..........................27
Distribution of the Contracts.................27
Selected Financial Data.......................29

Management's Discussion and Analysis of Financial Conditions and Results of Operations 30

Voting Rights.................................45
Rights Reserved by First Great-West...........45
Legal Proceedings.............................45
Legal Matters.................................45
Experts.......................................45
Available Information.........................46
Appendix A--Condensed Financial Data...........47
Appendix B--Market Value Adjustments...........49
Appendix C--Net Investment Factor..............51
Consolidated Financial Statements and Independent Auditors' Report      52

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[OBJECT OMITTED]

                                              6
-------------------------------------------------------------------------------
Definitions
1035 Exchange--A provision of the Internal Revenue Code that allows for the tax-free exchange of assets among certain types of insurance contracts.

Accumulation Period--The time period between the Effective Date and the Annuity Commencement Date. During this period, you're contributing to the annuity.

Annuitant--The person named in the application upon whose life the payout of an annuity is based and who will receive annuity payouts. If a Contingent Annuitant is named, the Annuitant will be considered the Primary Annuitant. Annuity Account--An account established by us in your name that reflects all account activity under your Contract. Annuity Account Value--The sum of all the investment options credited to your Annuity Account--less partial withdrawals, amounts applied to an annuity payout option, periodic withdrawals, charges deducted under the Contract, and Premium Tax, if any.

Annuity Commencement Date--The date annuity payouts begin.

Annuity Individual Retirement Account (or Annuity IRA)--An annuity contract used in a retirement savings program that is intended to satisfy the requirements of
Section 408 of the Internal Revenue Code of 1986, as amended.

Annuity Payout Period--The period beginning on the Annuity Commencement Date and continuing until all annuity payouts have been made under the Contract. During this period, the Annuitant receives payouts from the annuity.

Annuity Unit--An accounting measure we use to determine the amount of any variable annuity payout after the first annuity payout is made.

Automatic Contribution Plan--A feature which allows you to make automatic periodic Contributions. Contributions will be withdrawn from an account you specify and automatically credited to your Annuity Account.

Beneficiary--The person(s) designated to receive any Death Benefit under the terms of the Contract.

Contingent Annuitant--The person you may name in the application who becomes the Annuitant when the Primary Annuitant dies. The Contingent Annuitant must be designated before the death of the Primary Annuitant.

Contractual Guarantee of a Minimum Rate of Interest - This is the minimum rate of interest allowed by law and is applicable to the fixed options only It is subject to change in accordance with changes in applicable law. The minimum interest rate is equal to an annual effective rate in effect at the time the Contribution is made. This rate will be reflected in written confirmation of the Contribution. Currently, under New York law, the minimum rate is 3%.

Contributions--The amount of money you invest or deposit into your annuity.

Death Benefit--The amount payable to the Beneficiary when the Owner or the Annuitant dies.

Distribution Period--The period starting with your Payout Commencement Date.


The Schwab Variable Annuity Structure
-------------------------------------------------------------------------
Your total Annuity Account can be made up of a variable and a fixed account.

                         Your Annuity Account

                                  |
-------------------------------------------------------------------------
    |                                                   |
Variable Account Value                        Fixed Account Value
Contains the money you                     Contains the money you
contribute to the Sub-Accounts             contribute to fixed investment
                                           options
        |                                             |
    Sub-Accounts                             Guarantee Period Fund
Shares of the Portfolios are held           You can choose a guarantee
in Sub-Accounts.                            period of one to ten years.
There is one
Sub-Account for each Portfolio.
        |
   Portfolios
---------------------------------------------------------------------------



Effective Date--The date on which the first Contribution is credited to your Annuity Account.

Fixed Account Value--The value of the fixed investment option credited to you under the Annuity Account.

Guarantee Period--The number of years available in the Guarantee Period Fund during which we will credit a stated rate of interest. We may discontinue offering a period at any time for new Contributions. Amounts allocated to one or more guaranteed periods may be subject to a Market Value Adjustment.

Guarantee Period Fund--A fixed investment option which pays a stated rate of interest for a specified time period.

Guarantee Period Maturity Date--The last day of any Guarantee Period.

Market Value Adjustment (or MVA)--An amount added to or subtracted from certain transactions involving the Guarantee Period Fund to reflect the impact of changing interest rates.

Non-Qualified Annuity Contract--An annuity contract funded with money outside a tax qualified retirement plan.

Owner (Joint Owner) or You--The person(s) named in the application who is entitled to exercise all rights and privileges under the Contract, while the Annuitant is living. Joint Owners must be husband and wife as of the date the Contract is issued. The Annuitant will be the Owner unless otherwise indicated in the application. If a Contract is purchased in an IRA, the Owner and the Annuitant must be the same individual and a Joint Owner is not allowed.

Payout Commencement Date--The date on which annuity payouts or periodic withdrawals begin under a payout option. The Payout Commencement Date must be at least one year after the Effective Date of the Contract. If you do not indicate a Payout Commencement Date on your application, annuity payouts will begin on the first day of the month of the Annuitant's 91st birthday.

Portfolio--A registered management investment company, or portfolio, in which the assets of the Annuity Account may be invested.

Premium Tax--A tax charged by a state or other governmental authority. Varying by state, the current range of Premium Taxes is 0% to 3.5% and may be assessed at the time you make a Contribution or when annuity payments begin.

Request--Any written, telephoned, or computerized instruction in a form satisfactory to First GWL&A and Schwab received at the Schwab Insurance & Annuity Service Center (or other annuity service center subsequently named) from you, your designee (as specified in a form acceptable to First GWL&A and Schwab) or the Beneficiary (as applicable) as required by any provision of the Contract.

Series Account--The segregated account established by First GWL&A under New York law and registered as a unit investment trust under the Investment Company Act of 1940, as amended.

Sub-Account--A division of the Seties Account containing the shares of a Portfolio. There is a Sub-Account for each Portfolio.

Surrender Value--The value of your annuity account with any applicable Market Value Adjustment on the Effective Date of the surrender, less Premium Tax, if any.

Transaction Date--The date on which any Contribution or Request from you will be processed. Contributions and Requests received after 4:00 p.m. EST/EDT will be deemed to have been received on the next business day. Requests will be processed and the variable account value will be determined on each day that the New York Stock Exchange is open for trading.

Transfer--Moving money from and among the Sub-Account(s) and the Guaranteed Period Fund.

Variable Account Value--The value of the variable Portfolios credited to you under the Annuity Account.

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Summary
The Schwab Variable Annuity allows you to accumulate assets on a tax-deferred basis by investing in a variety of variable Portfolios and a fixed investment option (the Guarantee Period Fund). The performance of your Annuity Account Value will vary with the investment performance of the Portfolios you select. You bear the entire investment risk for all amounts invested in them. Depending on the performance of the Portfolios you select, your Annuity Account Value could be less than the total amount of your Contributions.

The Schwab Variable Annuity can be purchased on a non-qualified basis or purchased and used in connection with an IRA. You can also purchase it through a 1035 Exchange from another insurance contract.

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To contact Schwab:
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Schwab Insurance & Annuity Service Center
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P.O. Box 7806
San Francisco, CA 94120-9327
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800-838-0649
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Your initial  Contribution must be at least $5,000;  $2,000 if an IRA; $1,000 if you are setting up an Automatic Contribution Plan. Subsequent Contributions must be either $500; or $100 if made through an Automatic Contribution Plan.

The money you contribute to the annuity will be invested at your direction, except that during your "free look period" which, depending on your state law, is generally 10 days after you receive your Contract. During this period your payment will be allocated to the Schwab Money Market Portfolio.

Prior to the Payout Commencement Date, you can withdraw all or a part of your Annuity Account Value. There are no surrender or withdrawal charges. Certain withdrawals may be subject to federal income tax as well as a federal penalty tax.

When you're ready to start taking money out of your annuity, you can select from a variety of payout options, including variable and fixed annuity payouts as well as periodic payouts.

If the Annuitant dies before the Annuity Commencement Date, we will pay the Death Benefit to the Beneficiary you select. If the Owner dies before the entire value of the Contract is distributed, the remaining value will be distributed according to the rules outlined in the "Death Benefit" section on page x.

For accounts under $50,000, we deduct a $25 annual Contract Maintenance Charge from the Annuity Account Value on each Contract anniversary date. There is no annual contract maintenance charge for accounts of more than $50,000. We also deduct a Mortality and Expense Risk Charge from your Sub-Accounts at the end of each daily valuation period equal to an effective annual rate of 0.85% of the value of the net assets in your Sub-Accounts. Each Portfolio assesses a charge for management fees and other expenses. These fees and expenses are detailed in the Portfolios' prospectuses.

You may cancel your Contract during the "free look period" by sending it to the Schwab Insurance & Annuity Service Center. If you are replacing an existing insurance contract with the Contract, the free look period may be extended based on your state of residence. We will refund the greater of: o Contributions received, less surrenders, withdrawals and distributions, or o The Annuity Account Value

This summary highlights some of the more significant aspects of The Schwab Variable Annuity. You'll find more detailed information about these topics throughout the prospectus and in your Contract. Please keep them both for future reference.

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Variable Annuity Fee Table
The purpose of this table and the examples that follow is to help you understand the various costs and expenses that you will bear directly or indirectly when investing in the annuity. The table and examples reflect expenses related to the Sub-Accounts as well as of the Portfolios. In addition to the expenses listed below, Premium Tax may be applicable.

Contract Owner transaction expenses2
Sales load                                     None
Surrender fee                                  None
Transfer fee (first 12 per year)3              None
Annual Contract Maintenance Charge4            $25.00

Annual expenses1
(as a percentage of average Variable Account assets) Mortality and expense risk charge 0.85% Administrative expense charge 0.00% Other fees and expenses of the variable account 0.00% Total annual expenses 0.85%

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1The Contract Owner Transaction  Expenses apply to each Contract,  regardless of how the Annuity Account Value is allocated. The Sub-Account Annual Expenses do not apply to the Guarantee Period Fund.

          2There is a $10 fee for each Transfer in excess of twelve in any calendar year.

          3The Contract Maintenance Charge is currently waived for Contracts with an Annuity Account Value of at least $50,000. If your Annuity Account Value falls below $50,000, the Contract Maintenance Charge will be reinstated until such time as your Annuity Account Value is equal to or greater than $50,000.



Portfolio Annual Expenses
                                        Portfolio Annual Expenses
        (as a percentage of Portfolio net assets, before fee waivers and expense reimbursements)
                   Portfolio                      Management    Other       12b-1      Total Portfolio
                                                     fees        expenses    fees          expenses
Alger American Growth Portfolio
American Century VP International
Berger IPT-Small Company Growth Fund
Federated American Leaders Fund II
Federated Fund for U.S. Government Securities
II
Federated   Utility   Fund  II  INVESCO   VIF-High   Yield   Portfolio   INVESCO
VIF-Industrial  Income  Portfolio  Janus  Aspen  Growth  Portfolio  Janus  Aspen
Worldwide Growth Portfolio  Montgomery  Variable Series:  Growth Fund SAFECO RST
Equity  Portfolio  Schwab  MarketTrack  Growth  Portfolio II Schwab Money Market
Portfolio Schwab S&P 500 Portfolio Van Kampen American Life Investment
Trust-Morgan Stanley Real Estate Securities
Portfolio



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Fee Examples5
If you retain,  annuitize or surrender the Contract at the end of the applicable time  period,  you  would  pay the  following  fees  and  expenses  on a  $1,000 investment, assuming a 5% annual return on assets. These examples assume that no
Premium Taxes have been assessed.

                   PORTFOLIO                        1 year      3 years       5 years        10 years
Alger American Growth Portfolio
American Century VP International
Berger IPT-Small Company Growth Fund
Federated American Leaders Fund II
Federated  Fund for U.S.  Government  Securities  II  Federated  Utility Fund II
INVESCO VIF-High Yield Portfolio INVESCO  VIF-Industrial  Income Portfolio Janus
Aspen  Growth  Portfolio  Janus  Aspen  Worldwide  Growth  Portfolio  Montgomery
Variable  Series:  Growth Fund SAFECO RST Equity  Portfolio  Schwab  MarketTrack
Growth  Portfolio II Schwab Money Market  Portfolio Schwab S&P 500 Portfolio Van
Kampen  American Life  Investment  Trust-Morgan  Stanley Real Estate  Securities
Portfolio

These examples should not be considered representations of past or future expenses. Actual expenses paid may be greater or less than those shown, subject to the guarantees in the Contract.

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4The Portfolio Annual Expenses and these examples are based on data provided by the Portfolios. Great-West has no reason to doubt the accuracy or completeness of that data, but Great-West has not verified the Portfolios' figures. In preparing the Portfolio Expense table and the Examples above, Great-West has relied on the figures provided by the Portfolios.

Condensed Financial Information
Attached as Appendix A is a table showing selected information concerning accumulation units for each Sub-Account for 1997 and 1998. An accumulation unit is the unit of measure that we use to calculate the value of your interest in a Sub-Account. The accumulation unit values do not reflect the deduction of certain charges that are subtracted from your Annuity Account Value, such as the Contract Maintenance Charge. The information in the table is included in the Series Account's financial statements, which have been audited by Deloitte & Touche LLP, independent auditors. To obtain a more complete picture of each Sub-Account's finances and performance, you should also review the Series Account's financial statements, which are in the Series Account's Annual Report dated as of December 31,1998 and contained in the Statement of Additional Information.

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First Great-West Life & Annuity Insurance Company
First GWL&A is a stock life insurance company organized under the laws of the state of New York. We are admitted to do business in New York and Iowa

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The Series Account
We established the Variable Annuity-1 Series Account in accordance with New York laws on January 15, 1997.

The Series Account is registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940 (the "1940 Act"), as a unit investment trust. Registration under the 1940 Act does not involve supervision by the SEC of the management or investment practices or policies of the Series Account.

We own the assets of the Series Account. The income, gains or losses, realized or unrealized, from assets allocated to the Series Account are credited to or charged against the Series Account without regard to our other income gains or losses.

We will at all times maintain assets in the Series Account with a total market value at least equal to the reserves and other liabilities relating to the variable benefits under all Contracts participating in the Series Account. Those assets may not be charged with our liabilities from our other business. Our obligations under those Contracts are, however, our general corporate obligations.

The Series Account is divided into ___ Sub-Accounts. Each Sub-Account invests exclusively in shares of a corresponding investment Portfolio of a registered investment company (commonly known as a mutual fund). We may in the future add new or delete existing Sub-Accounts. The income, gains or losses, realized or unrealized, from assets allocated to each Sub-Account are credited to or charged against that Sub-Account without regard to the other income, gains or losses of the other Sub-Accounts. All amounts allocated to a Sub-Account will at all times be fully invested in Portfolio shares.

We hold the assets of the Series Account. We keep those assets physically segregated and held separate and apart from our general account assets. We maintain records of all purchases and redemptions of shares of the Portfolios.

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The Portfolios
The Contract offers a number of investment options, corresponding to the Sub-Accounts. Each Sub-Account invests in a single Portfolio. Each Portfolio is a separate mutual fund registered under the 1940 Act. More comprehensive information, including a discussion of potential risks, is found in the current prospectuses for the Portfolios (the "Portfolio Prospectuses"). The Portfolio Prospectuses should be read in connection with this Prospectus. You may obtain a copy of the Portfolio Prospectuses without charge by request.

Each Portfolio:
o       holds its assets separate from the assets of the other Portfolios,
o       has its own distinct investment objective and policy, and
o       operates as a separate investment fund

The income, gains and losses of one Portfolio generally have no effect on the investment performance of any other Portfolio.

The Portfolios are not available to the general public directly. The Portfolios are only available as investment options in variable annuity contracts or variable life insurance policies issued by life insurance companies or, in some cases, through participation in certain qualified pension or retirement plans.

Some of the Portfolios have been established by investment advisers which manage publicly traded mutual funds having similar names and investment objectives. While some of the Portfolios may be similar to, and may in fact be modeled after publicly traded mutual funds, you should understand that the Portfolios are not otherwise directly related to any publicly traded mutual fund. Consequently, the investment performance of publicly traded mutual funds and any corresponding Portfolios may differ substantially.

The investment objectives of the current Portfolios are briefly described below:

The Alger American Fund--advised by Fred Alger Management, Inc. of New York, New York.

Alger American Growth Portfolio seeks long-term capital appreciation by investment of at least 65% of its total assets, except during temporary defensive periods, in equity securities of companies that, at the time of purchase of the securities, have total market capitalization of $1 billion or greater.

American  Century  Variable   Portfolios,   Inc.--advised  by  American  Century
Investment  Management,   Inc.  of  Kansas  City,  Missouri,   advisers  to  the
AmericanCentury family of mutual funds.

American Century VP International seeks capital growth by investing primarily in equity securities of foreign companies. The Fund invests primarily in securities of issuers in developed countries.

Berger Institutional Products Trust--advised by Berger Associates of Denver, Colorado. Berger IPT-Small Company Growth Fund seeks capital appreciation by investing primarily in equity securities (including common and preferred stocks, convertible debt securities and other securities having equity features) of small growth companies with market capitalization of less than $1 billion at the time of initial purchase.

Federated Insurance Series--advised by Federated Advisers of Pittsburgh, Pennsylvania. Federated American Leaders Fund II seeks to achieve long-term growth of capital as a primary objective and seeks to provide income as a secondary objective through investment of at least 65 % of its total assets (under normal circumstances) in common stocks of "blue chip" companies.

Federated Fund for U.S. Government Securities II seeks to provide current income through investment of at least 65% of its total assets in securities which are primary or direct obligations of the U.S. government or its agencies or instrumentalities or which are guaranteed as to principal and interest by the U.S. government, its agencies, or instrumentalities and in certain collateralized mortgage obligations, and repurchase agreements.

Federated Utility Fund II seeks to provide high current income and moderate capital appreciation by investing in a professionally-managed, diversified portfolio of utility company equity and debt securities.

INVESCO Variable Investment Funds, Inc.--advised by INVESCO Funds Group, Denver,
Colorado.   INVESCO   Trust   Company  is  the   sub-adviser   for  the  INVESCO
VIF-Industrial Income Portfolio.

INVESCO VIF-Industrial Income Portfolio is a diversified fund that seeks the highest possible current income, with the added potential for capital appreciation. The Fund normally invests at least 65% of its total assets in dividend paying common stocks. Up to 10% of the Fund's assets may be invested in common stocks, which do not pay regular dividends. The remaining assets are invested in other income producing vehicles, such as corporate bonds. The fixed income portion of the Fund seeks a high level of current income through investment in U.S. Treasury, mortgage-backed, investment grade and high yield securities.

INVESCO VIF-High Yield Portfolio seeks a high level of current income. Capital appreciation is a secondary objective of the Fund. The Fund invests in a diversified portfolio of high yield bonds which are primarily below investment grade quality and preferred stocks.

Janus Aspen Series--advised by Janus Capital Corporation of Denver, Colorado. Janus Aspen Growth Portfolio seeks long-term growth of capital in a manner consistent with the preservation of capital by investing in common stocks of companies of any size.

Janus Aspen Worldwide Growth Portfolio seeks long-term growth of capital in a manner consistent with the preservation of capital by investing in common stocks of foreign and domestic issuers.

Montgomery Variable Series--advised by Montgomery Asset Management, LLC of San Francisco, California Montgomery Growth Fund seeks long-term capital appreciation by investing in growth-oriented U.S. companies. The Fund may invest in U.S. companies of any size, but invests at least 65% of its total assets in those companies whose shares have a total stock market value (market capitalization) of at least $1 billion. The Fund's strategy is to identify well-managed U.S. companies whose share prices appear to be undervalued relative to the firm's growth potential.

SAFECO Resource Series Trust--advised by SAFECO Asset Management Company of Seattle, Washington. SAFECO RST Equity Portfolio seeks long-term growth of capital and reasonable current income by investing principally in common stocks or securities convertible into common stocks of larger, established companies that are proven performers.

Schwab Insurance & Annuity Portfolios--advised by Charles Schwab Investment Management, Inc. of San Francisco, California. Schwab Money Market Portfolio seeks maximum current income consistent with liquidity and stability of capital. This Portfolio is neither insured nor guaranteed by the United States Government and there can be no assurance that it will be able to maintain a stable net asset value of $1.00 per share.

Schwab MarketTrack Growth Portfolio II seeks to provide high capital growth with less volatility than an all stock portfolio by investing in a mix of stocks, bonds, and cash equivalents either directly or through investment in other mutual funds.

Schwab  S&P 500  Portfolio  seeks to track the price  and  dividend  performance
(total return) of common stocks of U.S. companies, as represented in the Standard & Poor's Composite Index of 500 stocks.

Van Kampen American Capital Life Investment Trust--advised by Van Kampen American Capital Asset Management, Inc. Van Kampen American Capital LIT-Morgan Stanley Real Estate Securities Portfolio seeks long-term growth of capital by investing in securities of companies operating in the real estate industry, primarily equity securities of real estate investment trusts.

Meeting Investment Objectives
Meeting investment objectives depends on various factors, including, but not limited to, how well the Portfolio managers anticipate changing economic and market conditions. There is no guarantee that any of these Portfolios will achieve their stated objectives.

Where to Find More Information About the Portfolios
Additional information about the investment objectives and policies of all the Portfolios and the investment advisory and administrative services and charges can be found in the current Portfolio Prospectuses, which can be obtained from the Schwab Insurance & Annuity Service.

The Portfolios' Prospectuses should be read carefully before any decision is made concerning the allocation of Contributions to, or Transfers among, the Sub-Accounts.

Addition, Deletion or Substitution
First GWL&A does not control the Portfolios and cannot guarantee that any of the Portfolios will always be available for allocation of Contributions or Transfers. We retain the right to make changes in the Series Account and in its investments. Currently, Schwab must approve certain changes.

First GWL&A and Schwab reserve the right to discontinue the offering of any Portfolio. If a Portfolio is discontinued, we may substitute shares of another Portfolio or shares of another investment company for the discontinued Portfolio's shares. Any share substitution will comply with the requirements of the 1940 Act.

If you are contributing to a Portfolio that is being discontinued, you will be given notice prior to the Portfolio's elimination.

Based on marketing, tax, investment and other conditions, we may establish new Sub-Accounts and make them available to Owners at our discretion. Each additional Sub-Account will purchase shares in a Portfolio or in another mutual fund or investment vehicle.

If, in our sole discretion, marketing, tax, investment or other conditions warrant, we may also eliminate one or more Sub-Accounts. If a Sub-Account is eliminated, we will notify you and request that you to re-allocate the amounts invested in the eliminated Sub-Account.

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The Guarantee Period Fund
The Guaranteed Period Fund is not part of the Series Account. Amounts allocated to the Guarantee Period Fund will be deposited to, and accounted for, in a non-unitized market value separate account. As a result, you do not participate in the performance of the assets through unit values.

Because your Contributions do not receive a unit ownership of assets accounted for in the separate account, the assets accrue solely to the benefit of First GWL&A and any gain or loss in the separate account is borne entirely by First GWL&A. You will receive the Contract guarantees made by First GWL&A for amounts you contribute to the Guarantee Period Fund.

When you contribute or Transfer amounts to the Guarantee Period Fund, you select a new Guarantee Period from those available. All Guarantee Periods will have a term of at least one year. Contributions allocated to the Guarantee Period Fund will be credited on the Transaction Date we receive them.

Each Guarantee Period will have its own stated rate of interest and maturity date determined by the date the Guarantee Period is established and the term you choose.

Currently, Guarantee Periods with annual terms of 1 to 10 years are offered only in those states where the Guarantee Period Fund is available. The Guarantee Periods may change in the future, but this will not have an impact on any Guarantee Period already in effect.

The value of amounts in each Guarantee Period equals Contributions plus interest earned, less any Premium Tax, amounts distributed, withdrawn (in whole or in part), amounts Transferred or applied to an annuity option, periodic withdrawals and charges deducted under the Contract. If a Guarantee Period is broken, a Market Value Adjustment may be assessed (please see "Breaking a Guarantee Period" on page xx). Any amount withdrawn or Transferred prior to the Guarantee Period Maturity Date will be paid in accordance with the Market Value Adjustment formula. You can read more about Market Value Adjustments on page 22.

Investments of the Guarantee Period Fund

We use various techniques to invest in assets that have similar characteristics to our general account assets--especially cash flow patterns. We will primarily invest in investment-grade fixed income securities including:

o    Securities   issued   by  the   U.S.   Government   or  its   agencies   or
     instrumentalities,  which  may  or  may  not  be  guaranteed  by  the  U.S.
     Government.

o Debt securities which have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investment Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally recognized rating service.
o Other debt instruments, including, but not limited to, issues of banks or bank holding companies and of corporations, which obligations--although not rated by Moody's, Standard & Poor's, or other nationally recognized rating firms--are deemed by us to have an investment quality comparable to securities which may be purchased as stated above.
o Commercial paper, cash or cash equivalents and other short-term investments having a maturity of less than one year which are considered by us to have investment quality comparable to securities which may be purchased as stated above.

In addition, we may invest in futures and options solely for non-speculative hedging purposes. We may sell a futures contract or purchase a put option on futures or securities to protect the value of securities held in or to be sold for the general account or the non-unitized separate if the securities prices are anticipated to decline. Similarly, if securities prices are expected to rise, we may purchase a futures contract or a call option against anticipated positive cash flow or may purchase options on securities.

The above information generally describes the investment strategy for the Guarantee Period Fund. However, we are not obligated to invest the assets in the Guarantee Period Fund according to any particular strategy, except as may be required by New York and other state insurance laws. And, the stated rate of interest that we establish will not necessarily relate to the performance of the non-unitized market value separate account.

Subsequent Guarantee Periods
Before annuity payouts begin, you may reinvest the value of amounts in a maturing Guarantee Period in a new Guarantee Period of any length we offer at that time. On the quarterly statement issued to you prior to the end of any Guarantee Period, we will notify you of the upcoming maturity of a Guarantee Period. The Guarantee Period available for new Contributions may be changed at any time, including between the date we notify you of a maturing Guarantee Period and the date a new Guarantee Period begins.

If you do not tell us where you would like the amounts in a maturing Guarantee Period allocated by the maturity date, we will automatically allocate the amount to a Guarantee Period of the same length as the maturing period. If the term previously chosen is no longer available, the amount will be allocated to the next shortest available Guarantee Period term. If none of the above are available, the value of matured Guarantee Periods will be allocated to the Schwab Money Market Sub-Account.

No Guarantee Period may mature later than six months after your Payout Commencement Date. For example, if a 3-year Guarantee Period matures and the Payout Commencement Date begins 1 3/4 years from the Guarantee Period maturity date, the matured value will be transferred to a 2-year Guarantee Period.

Breaking a Guarantee Period
If you begin annuity payouts, Transfer or withdraw prior to the Guarantee Period maturity date, you are breaking a Guarantee Period. When we receive a request to break a Guarantee Period and you have another Guarantee Period that is closer to its maturity date, we will break that Guarantee Period first.

If you break a Guarantee Period, you may be assessed an interest rate adjustment called a Market Value Adjustment.

Interest Rates
The declared annual rates of interest are guaranteed throughout the Guarantee Period. For Guarantee Periods not yet in effect, First GWL&A may declare interest rates different than those currently in effect. When a subsequent Guarantee Period begins, the rate applied will be equal to or more than the rate currently in effect for new Contracts with the same Guarantee Period.

The stated rate of interest must be at least equal to the Contractual Guarantee of a Minimum Rate of Interest, but First GWL&A may declare higher rates. The Contractual Guarantee of a Minimum Rate of Interest is based on the applicable state standard non-forfeiture law. The standard nonforfeiture rate in all states is 3%, except in for Florida, Mississippi and Oklahoma, where it is 0%.

The determination of the stated interest rate is influenced by, but does not necessarily correspond to, interest rates available on fixed income investments which First GWL&A may acquire using funds deposited into the Guarantee Period Fund. In addition, First GWL&A considers regulatory and tax requirements, sales commissions and administrative expenses, general economic trends and competitive factors in determining the stated interest rate.

Market Value Adjustment
Amounts you allocate to the Guarantee Period Fund may be subject to an interest rate adjustment called a Market Value Adjustment if, six months or more before the fund's maturity date, you: o surrender your investment in the fund, o transfer money from the fund, o partially withdraw money from the fund, or o apply amounts from the fund to purchase an annuity to receive payouts from your account.

The Market Value Adjustment will not apply to any Guarantee Period having fewer than six months prior to the Guarantee Period maturity date in each of the following situations:
o Transfer to a Sub-Account offered under this Contract o Surrenders, partial withdrawals, annuitization or periodic withdrawals o A single sum payout upon death of the Owner or Annuitant

A Market Value Adjustment may increase or decrease the amount payable on the above-described distributions. The formula for calculating Market Value Adjustments is detailed in Appendix B. Appendix B also includes examples of how Market Value Adjustments work.

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Application and Initial Contributions
The first step to purchasing The Schwab Variable Annuity is to complete your Contract application and submit it with your initial minimum Contribution of $5,000; $2,000 if an IRA; or $1,000 if you are setting up an Automatic Contribution Plan. Initial Contributions can be made by check (payable to GWL&A) or transferred from a Schwab brokerage account.

If your application is complete, your Contract will be issued and your Contribution will be credited within two business days after receipt at the Schwab Insurance & Annuity Service Center. Acceptance is subject to sufficient information in a form acceptable to us. We reserve the right to reject any application or Contribution.

If your application is incomplete, the Schwab Insurance & Annuity Service Center will complete the application from information Schwab has on file or contact you by telephone to obtain the required information. If the information necessary to complete your application is not received within five business days, we will return to you both your check and the application. If you provide consent we will retain the initial Contribution and credit it as soon as we have completed your application.

If your application is incomplete solely because you have not provided any allocation instructions, we will deem your application to be complete and allocate your Contribution to the Schwab Money Market Sub-Account. Your initial Contribution will remain in, and future Contributions will be allocated to, the Schwab Money Market Sub-Account until we receive complete allocation instructions from you.

--------------------------------------------------------------------------------
Free Look Period
During the ten-day free look period (or longer where required by law), you may cancel your Contract. During the free look period, all Contributions will be processed as follows: o Amounts you specify to be allocated to one or more of the available Guarantee Periods will be allocated as directed, effective upon the Transaction Date.
o Amounts you specify to be allocated to one or more of the Sub-Accounts will first be allocated to the Schwab Money Market Sub-Account until the end of the free look period. After the free look period is over, the Variable Account Value held in the Schwab Money Market Sub-Account will be allocated to the Sub-Accounts you selected on the application.

During the free look period, you may change the Sub-Accounts in which you'd like to invest as well as your allocation percentages. Any changes you make during the free look period will take effect after the free look period has expired.

Any returned Contracts will be void from the date we issued the Contract and the greater of the following will be refunded:
o       Contributions less withdrawals and distributions, or
o       The Annuity Account Value.

If you exercise the free look privilege, you must return the Contract to First GWL&A or to the Schwab Insurance & Annuity Service Center.

--------------------------------------------------------------------------------
Subsequent Contributions
Once your application is complete and we have received your initial Contribution, you can make subsequent Contributions at any time prior to the Payout Commencement Date, as long as the Annuitant is living. Additional Contributions must be at least $500; or $100 if made via an Automatic
Contribution Plan. Total Contributions may exceed $1,000,000 with our prior approval.

Subsequent Contributions can be made by check or via an Automatic Contribution plan directly from your bank or savings account. You can designate the date you'd like your subsequent Contributions deducted from your account each month. If you make subsequent Contributions by check, your check should be payable to GWL&A.

You'll receive a confirmation of each Contribution you make upon its acceptance.

First GWL&A reserves the right to modify the limitations set forth in this section.

--------------------------------------------------------------------------------
Annuity Account Value
Before the date annuity payouts begin, your Annuity Account Value is the sum of your Variable and Fixed Accounts established under your Contract.

Before your Annuity Commencement Date, the Variable Account Value is the total dollar amount of all accumulation units credited to you for each Sub-Account. Initially, the value of each accumulation unit was set at $10.00. Each Sub-Account's value prior to the Payout Commencement Date is equal to: o net Contributions allocated to the corresponding Sub-Account, o plus or minus any increase or decrease in the value of the assets of the Sub-Account due to investment results,
o       minus the daily mortality and expense risk charge,

o minus reductions for the Contract Maintenance Charge deducted on the contract anniversary

o       minus any applicable Transfer fees and
o       minus any withdrawals or Transfers from the Sub-Account.

The value of a Sub-Account's assets is determined at the end of each day that the New York Stock Exchange is open for regular business (a valuation date). A valuation period is the period between successive valuation dates. It begins at the close of the New York Stock Exchange (generally 4:00 p.m. Eastern time) on each valuation date and ends at the close of the New York Stock Exchange on the next succeeding valuation date.

The  Variable  Account  Value is  expected to change  from  valuation  period to
valuation  period,   reflecting  the  investment   experience  of  the  selected
Sub-Account(s), as well as the deductions for applicable charges.

Upon allocating Variable Account Values to a Sub-Account you will be credited with variable accumulation units in that Sub-Account. The number of accumulation units you will be credited is determined by dividing the portion of each Contribution allocated to the Sub-Account by the value of an accumulation unit. The value of the accumulation unit is determined and credited at the end of the valuation period during which the Contribution was received.

Each Sub-Account's accumulation unit value is established at the end of each valuation period. It is calculated by multiplying the value of that unit at the end of the prior valuation period by the Sub-Account's Net Investment Factor for the valuation period. The formula used to calculate the Net Investment Factor is discussed in Appendix C.

Unlike a brokerage account, amounts held under a Contract are not covered by the Securities Investor Protection Corporation ("SIPC").

--------------------------------------------------------------------------------
Transfers
Prior to the Annuity Commencement Date you may Transfer all or part of your Annuity Account Value among and between the Sub-Accounts and the available Guarantee Periods by telephone, by sending a Request to the Schwab Insurance & Annuity Service Center or by calling our touch-tone account and trading service.

Your Request must specify:
o       the amounts being Transferred,

o the Sub-Account(s) and/or Guarantee Period(s) from which the Transfer is to be made, and

o the Sub-Account(s) and/or Guarantee Period(s) that will receive the Transfer.

Currently, there is no limit on the number of Transfers you can make among the Sub-Accounts and the Guarantee Period Fund during any calendar year. However, we reserve the right to limit the number of Transfers you make.

There is no charge for the first twelve Transfers each calendar year, but there will be a charge of $10 for each additional Transfer made. The charge will be deducted from the amount Transferred. All Transfers made on a single Transaction Date will count as only one Transfer toward the twelve free Transfers. However, if a one-time rebalancing Transfer also occurs on the Transaction Date, it will be counted as a separate and additional Transfer.

A Transfer generally will be effective on the date the Request for Transfer is received by the Schwab Insurance & Annuity Service Center if received before 4:00 p.m. Eastern time. Under current tax law, there will not be any tax liability to you if you make a Transfer.

Transfers involving the Sub-Accounts will result in the purchase and/or cancellation of accumulation units having a total value equal to the dollar amount being Transferred. The purchase and/or cancellation of such units is made using the Variable Account Value as of the end of the valuation date on which the Transfer is effective.

When you make a Transfer from amounts in a Guarantee Period before the Guarantee Period maturity date, the amount Transferred may be subject to a Market Value Adjustment as discussed on page 22. If you request in advance to Transfer amounts from a maturing Guarantee Period upon maturity, your Transfer will not count toward the 12 free Transfers and no Transfer fees will be charged.

Possible Restrictions
We reserve the right without prior notice to modify, restrict, suspend or eliminate the Transfer privileges (including telephone Transfers) at any time.

For example, Transfer restrictions may be necessary to protect you from the negative effect large and/or numerous Transfers can have on portfolio management. Moving significant amounts from one Sub-Account to another may prevent the underlying Portfolio from taking advantage of long-term investment opportunities because the Portfolio must maintain enough cash to cover the cancellation of accumulation units that results from a Transfer out of a Sub-Account. Moving large amounts of money may also cause a substantial increase in Portfolio transaction costs which must be indirectly borne by you.

As a result, we reserve the right to require that all Transfer requests be made by you and not by your designee and to require that each Transfer request be made by a separate communication to us. We also reserve the right to require that each Transfer request be submitted in writing and be signed by you. Transfers among the Sub-Accounts may also be subject to such terms and conditions as may be imposed by the Portfolios.

Automatic Custom Transfers
Dollar Cost Averaging
Dollar cost averaging allows you to make systematic Transfers from one Portfolio to any other of the Portfolios. Dollar cost averaging allows you to buy more units when the price is low and fewer units when the price is high. Over time, your average cost per unit may be less than if you invested all your money at one time. However, dollar cost averaging does not assure a greater profit, or any profit, and will not prevent or necessarily alleviate losses in a declining market.

You can set up automatic dollar cost averaging on a monthly, quarterly, semi-annual or annual basis. Your Transfer will be initiated on the Transaction Date one frequency period following the date of the request. For example, if you request quarterly Transfers on January 9, your first Transfer will be made on April 9 and every three months on the 9th thereafter. Transfers will continue on that same day each interval unless terminated by you or for other reasons as set forth in the Contract.

If there are insufficient funds in the applicable Sub-Account on the date your Transfer is scheduled, your Transfer will not be made. However, your dollar cost averaging Transfers will resume once there are sufficient funds in the applicable Sub-Account. Dollar cost averaging will terminate automatically when you start taking payouts from the annuity. Dollar cost averaging Transfers are not included in the twelve free Transfers allowed in a calendar year.

Dollar cost averaging Transfers must meet the following conditions:
o       [OBJECT OMITTED]

The minimum amount that can be Transferred out of the selected Sub-Account is $100.

o You must: (1) specify the dollar amount to be Transferred, (2) designate the Sub-Account(s) to which the Transfer will be made, and (3) the percent of the dollar amount to be allocated to each Sub-Account into which you are Transferring money. The accumulation unit values will be determined on the Transfer date.

-------------------------------------------------------------------------------
Here's how dollar cost averaging works:

 -------- --------- -------- --------
 [OBJECT OContributiUnits    Price
  Month             Purchasedper
                              unit
 -------- --------- -------- --------
 -------- --------- -------- --------
 Jan.      $250       10     $25.00
 -------- --------- -------- --------
 -------- --------- -------- --------
 Feb.       250       12      20.83
 -------- --------- -------- --------
 -------- --------- -------- --------
 Mar.       250       20      12.50
 -------- --------- -------- --------
 -------- --------- -------- --------
 Apr.       250       20      12.50
 -------- --------- -------- --------
 -------- --------- -------- --------
 May        250       15      16.67
 -------- --------- -------- --------
 -------- --------- -------- --------
 June       250       12      20.83
 -------- --------- -------- --------
    Average market value per unit
               $18.06
  Investor's average cost per unit
               $16.85

In the chart above, if all units had been purchased at one time at the highest unit value of $25.00, only 60 units could have been purchased with $1500. By contributing smaller amounts over time, dollar cost averaging allowed 89 units to be purchased with $1500 at an average unit price of $16.85. This investor purchased 29 more units at $1.21 less per unit that the average market value per unit of $18.06.

--------------------------------------------------------------------------------

You may not participate in dollar cost averaging and rebalancer at the same time.

First GWL&A reserves the right to modify, suspend or terminate dollar cost averaging at any time.

Rebalancer
Over time, variations in each Sub-Account's investment results will change your asset allocation plan percentages. Rebalancer allows you to automatically reallocate your Variable Account Value to maintain your desired asset allocation. Participation in Rebalancer does not assure a greater profit, or any profit, nor will it prevent or necessarily alleviate losses in a declining market.

You can set up rebalancer as a one-time Transfer or on a quarterly, semi-annual or annual basis. If you select to rebalance only once, the Transfer will take place on the Transaction Date of the request. One-time rebalancer Transfers count toward the twelve free Transfers allowed in a calendar year.

--------------------------------------------------------------------------------
Here's how rebalancer works:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Suppose you purchased your annuity by allocating 60% of your initial contribution to stocks; 30% to bonds and 10% to cash equivalents as in the first pie chart below.
--------------------------------------------------------------------------------

Now assume that stock portfolios outperform bond portfolios and cash equivalents over a certain period of time. Over this period, the unequal performance may alter the asset allocation of the above hypothetical plan to look like this:

--------------------------------------------------------------------------------

Rebalancer automatically reallocates your Variable Account Value to maintain your desired asset allocation. In this example, the portfolio would be re-allocated back to 60% in stocks; 30% in bonds; 10% in cash equivalents.

--------------------------------------------------------------------------------

If you select to rebalance on a quarterly, semi-annual or annual basis, the first Transfer will be initiated on the Transaction Date one frequency period following the date of the request. For example, if you request quarterly Transfers on January 9, your first Transfer will be made on April 9 and every three months on the 9th thereafter. Transfers will continue on that same day each interval unless terminated by you or for other reasons as set forth in the Contract. Quarterly, semi-annual and annual Transfers will not count toward the 12 free Transfers.

On the Transaction Date for the specified request, assets will be automatically reallocated to the Sub-Accounts you selected. The rebalancer option will terminate automatically when you start taking payouts from the annuity.

Rebalancer Transfers must meet the following conditions:
o       Your entire Variable Account Value must be included.
o You must specify the percentage of your Variable Account Value you'd like allocated to each Sub-Account and the frequency of rebalancing. You may modify the allocations or stop the rebalancer option at any time.

o You may not participate in dollar cost averaging and rebalancer at the same time.

First GWL&A reserves the right to modify, suspend, or terminate the rebalancer option at any time.

-------------------------------------------------------------------------------
Cash Withdrawals
You may withdraw all or part of your Annuity Account Value at any time during the life of the Annuitant and prior to the date annuity payouts begin by submitting a written withdrawal request to the Schwab Insurance & Annuity Service Center. Withdrawals are subject to the rules below and federal or state laws, rules or regulations may also apply. The amount payable to you if you surrender your Contract is your Annuity Account Value, with any applicable Market Value Adjustment on the Effective Date of the surrender, less any applicable Premium Tax. No withdrawals may be made after the date annuity payouts begin.

If you request a partial withdrawal, your Annuity Account Value will be reduced by the dollar amount withdrawn. A Market Value Adjustment may apply. Market Value Adjustments are discussed on page 22.

Partial withdrawals are unlimited. However, you must specify the Sub-Account(s) or Guarantee Period(s) from which the withdrawal is to be made. After any partial withdrawal, if your remaining Annuity Account Value is less than $2,000, then a full surrender may be required. The minimum partial withdrawal (before application of the MVA) is $500.

The following terms apply to withdrawals:
o Partial withdrawals or surrenders are not permitted after the date annuity payouts begin.

o A partial  withdrawal or a surrender  will be effective  upon the  Transaction
Date.

o A partial withdrawal or a surrender from amounts in a Guarantee Period may be subject to the Market Value Adjustment provisions, and the Guarantee Period Fund provisions of the Contract.

Withdrawal requests must be in writing with your original signature. If your instructions are not clear, your request will be denied and no withdrawal or partial withdrawal will be processed.

After a withdrawal of all of your Annuity Account Value, or at any time that your Annuity Account Value is zero, all your rights under the Contract will terminate.

Withdrawals to Pay Investment Manager or Financial Advisor Fees
You may request partial withdrawals from your Annuity Account Value and direct us to remit the amount withdrawn directly to your designated Investment Manager or Financial Advisor (collectively "Consultant"). A withdrawal request for this purpose must meet the $500 minimum withdrawal requirements and comply with all terms and conditions applicable to partial withdrawals, as described above. Tax consequences of withdrawals are detailed below, but you should consult a competent tax advisor prior to authorizing a withdrawal from your Annuity Account to pay Consultant fees.

Tax Consequences of Withdrawals
Withdrawals made for any purpose may be taxable--including payments made by us directly to your Consultant.

In addition, the Internal Revenue Code may require us to withhold federal income taxes from withdrawals and report such withdrawals to the IRS. If you request partial withdrawals to pay Consultant fees, your Annuity Account Value will be reduced by the sum of the fees paid to the Consultant and the related withholding.

You may elect, in writing, to have us not withhold federal income tax from withdrawals, unless withholding is mandatory for your Contract. If you are younger than 59 1/2, the taxable portion of any withdrawal is generally considered to be an early withdrawal and is subject to an additional federal penalty tax of 10%.

Withholding applies only if the taxable amount of the withdrawal is at least $200. Some states also require withholding for state income taxes. For details about state withholding, please see "Federal Tax Matters" on page XX.

If you are interested in this Contract as an IRA, please refer to Section 408 of the Internal Revenue Code of 1986, as amended, for limitations and restrictions on cash withdrawals.

--------------------------------------------------------------------------------
Telephone Transactions
You may make Portfolio Transfer requests by telephone. Telephone Transfer requests received before 4:00 p.m. Eastern time will be made on that day at that day's unit value. Calls completed after 4:00 p.m. Eastern time will be made on the next business day we and the NYSE are open for business, at that day's unit value.

We will use reasonable procedures to confirm that instructions communicated by telephone are genuine, such as: o requiring some form of personal identification prior to acting on instructions, o providing written confirmation of the transaction and/or o tape recording the instructions given by telephone.

If we follow such procedures we will not be liable for any losses due to unauthorized or fraudulent instructions.

We reserve the right to suspend telephone transaction privileges at any time, for some or all Contracts, and for any reason. Withdrawals are not permitted by telephone.

--------------------------------------------------------------------------------
Death Benefit
Before the date when annuity payouts begin, the Death Benefit, if any, will be equal to the greater of:

o the Annuity Account Value with an MVA, if applicable, as of the date the request for payout is received, less any Premium Tax, or
o   the  sum  of  Contributions,   less  partial   withdrawals  and/or  periodic
    withdrawals, less any Premium Tax.

The Death Benefit will become payable following our receipt of the Beneficiary's claim in good order. When an Owner or the Annuitant dies before the Annuity Commencement Date and a Death Benefit is payable to a Beneficiary, the Death Benefit proceeds will remain invested according to the allocation instructions given by the Owner(s) until new allocation instructions are requested by the Beneficiary or until the Death Benefit is actually paid to the Beneficiary.

The amount of the Death Benefit will be determined as of the date payouts begin. However, on the date a payout option is processed, the Variable Account Value will be Transferred to the Money Market Sub-Account unless the Beneficiary elects otherwise.

Subject to the distribution rules below, payout of the Death Benefit may be made as follows:

Variable Account Value:
o       payout in a single sum, or
o payout under any of the variable annuity options provided under this Contract.

Fixed Account Value:
o    payout in a single sum that may be subject to a Market Value Adjustment, or

o payout under any of the annuity options provided under this Contract that may be subject to a Market Value Adjustment

Any payment within 6 months of the Guarantee Period Maturity Date will not be subject to a Market Value Adjustment.

In any event, no payout of benefits provided under the Contract will be allowed that does not satisfy the requirements of the Internal Revenue Code and any other applicable federal or state laws, rules or regulations.

Beneficiary
You may select one or more Beneficiaries. If more than one Beneficiary is selected, they will share equally in any Death Benefit payable unless you indicate otherwise. You may change the Beneficiary any time before the Annuitant's death.

A change of Beneficiary will take effect as of the date the request is processed by the Schwab Insurance & Annuity Service Center, unless a certain date is specified by the Owner. If the Owner dies before the request is processed, the change will take effect as of the date the request was made, unless we have already made a payout or otherwise taken action on a designation or change before receipt or processing of such request. A Beneficiary designated irrevocably may not be changed without the written consent of that Beneficiary, except as allowed by law.

The interest of any Beneficiary who dies before the Owner or the Annuitant will terminate at the death of the Beneficiary. The interest of any Beneficiary who dies at the time of, or within 30 days after the death of an Owner or the Annuitant will also terminate if no benefits have been paid to such Beneficiary, unless the Owner otherwise indicates by request. The benefits will then be paid as though the Beneficiary had died before the deceased Owner or Annuitant. If no Beneficiary survives the Owner or Annuitant, as applicable, we will pay the Death Benefit proceeds to the Owner's estate.

If the Beneficiary is not the Owner's surviving spouse, she/he may elect, not later than one year after the Owner's date of death, to receive the Death Benefit in either a single sum or payout under any of the variable or fixed annuity options available under the Contract, provided that: o such annuity is distributed in substantially equal installments over the life or life expectancy of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary and

o such distributions begin not later than one year after the Owner's date of death. If an election is not received by First GWL&A from a non-spouse Beneficiary and substantially equal installments begin no later than one year after the Owner's date of death, then the entire amount must be distributed within five years of the Owner's date of death. The Death Benefit will be determined as of the date the payouts begin.

If a corporation or other non-individual entity is entitled to receive benefits upon the Owner's death, the Death Benefit must be completely distributed within five years of the Owner's date of death.

Distribution of Death Benefit
Death of Annuitant
Upon the death of the Annuitant while the Owner is living, and before the Annuity Commencement Date, we will pay the Death Benefit to the Beneficiary unless there is a Contingent Annuitant.

If a Contingent Annuitant was named by the Owner(s) prior to the Annuitant's death, and the Annuitant dies before the Annuity Commencement Date while the Owner and Contingent Annuitant are living, no Death Benefit will be payable and the Contingent Annuitant will become the Annuitant.

If the Annuitant dies after the date annuity payouts begin and before the entire interest has been distributed, any benefit payable must be distributed to the Beneficiary according to and as rapidly as under the payout option which was in effect on the Annuitant's date of death.

If the deceased Annuitant is an Owner, or if a corporation or other non-individual is an Owner, the death of the Annuitant will be treated as the death of an Owner and the Contract will be subject to the "Death of Owner" provisions described below.

Death of Owner Who Is Not the Annuitant
If there is a Joint Owner who is the surviving spouse and the Beneficiary of the deceased Owner, the Joint Owner becomes the Owner and Beneficiary and the Death Benefit will be paid to the Joint Owner or the Joint Owner may elect to take the Death Benefit or to continue the Contract in force.

--------------------------------------------------------
Contingent Annuitant
While the Annuitant is living, you may, by Request,
designate or change a Contingent Annuitant from time
to time. A change of Contingent Annuitant will take
effect as of the date the request is processed at the
Schwab Insurance & Annuity Service Center, unless a
certain  date  is  specified  by the  Owner(s).  Please
note,
you  are  not   required  to   designate  a  Contingent
Annuitant.
--------------------------------------------------------

If the Owner dies after annuity payouts commence and before the entire interest has been distributed while the Annuitant is living, any benefit payable will continue to be distributed to the Annuitant as rapidly as under the payout option applicable on the Owner's date of death. All rights granted the Owner under the Contract will pass to any surviving Joint Owner and, if none, to the Annuitant.

In all other cases, we will pay the Death Benefit to the Beneficiary even if a Joint Owner (who was not the Owner's spouse on the date of the Owner's death), the Annuitant and/or the Contingent Annuitant are alive at the time of the Owner's death, unless the sole Beneficiary is the deceased Owner's surviving spouse who may elect to become the Owner and Annuitant and to continue the Contract in force.

Death of Owner Who Is the Annuitant
If there is a Joint Owner who is the surviving spouse of the deceased Owner and a Contingent Annuitant, the Joint Owner becomes the Owner and the Beneficiary, the Contingent Annuitant will become the Annuitant, and the Contract will continue in force.

If there is a Joint Owner who is the surviving spouse and the Beneficiary of the deceased Owner but no Contingent Annuitant, the Joint Owner will become the Owner, Annuitant and Beneficiary and may elect to take the Death Benefit or continue the Contract in force.

In all other cases, we will pay the Death Benefit to the Beneficiary, even if a Joint Owner (who was not the Owner's spouse on the date of the Owner's death), Annuitant and/or Contingent Annuitant are alive at the time of the Owner's death, unless the sole Beneficiary is the deceased Owner's surviving spouse who may elect to become the Owner and Annuitant and to continue the Contract in force.

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Charges and Deductions
No amounts will be deducted from your Contributions except for any applicable Premium Tax. As a result, the full amount of your Contributions (less any applicable Premium Tax) are invested in the Contract.

As more fully described below, charges under the Contract are assessed only as deductions for:

o       Premium Tax, if applicable,
o       Certain Transfers,
o       a Contract Maintenance Charge, and
o charges against your Variable Account Value for our assumption of mortality and expense risks.

Mortality and Expense Risk Charge
We deduct a Mortality  and Expense  Risk  Charge from in your  Variable  Account
Value at the end of each valuation period to compensate us for bearing certain mortality and expense risks under the Contract. This is a daily charge equal to an effective annual rate of 0.85%. The approximate portion of this charge attributable to mortality risks is 0.68%. The approximate portion of this charge estimated to be attributable to expense risk is 0.17%. We guarantee that this charge will never increase beyond 0.85%.

The Mortality and Expense Risk Charge is reflected in the unit values of each of your variable options. Thus, this charge will continue to be applicable should you choose a variable annuity payout option or the periodic withdrawal option.

Annuity Account Values and annuity payouts are not affected by changes in actual mortality experience incurred by us. The mortality risks assumed by us arise from our contractual obligations to make annuity payouts determined in accordance with the annuity tables and other provisions contained in the Contract. This means that you can be sure that neither the Annuitant's longevity nor an unanticipated improvement in general life expectancy will adversely affect the annuity payouts under the Contract.

We bear substantial risk in connection with the Death Benefit before the Annuity Commencement Date.

The expense risk assumed is the risk that our actual expenses in administering the Contracts and the Series Account will be greater than anticipated or that they will exceed the amount recovered through the Contract Maintenance Charge plus the amount, if any, recovered through Transfer fees.

If the Mortality and Expense Risk Charge is insufficient to cover actual costs and risks assumed, the loss will fall on us. If this charge is more than sufficient, any excess will be profit to us. Currently, we expect a profit from this charge. Our expenses for distributing the Contracts will be borne by our general assets, including any profits from this charge.

Contract Maintenance Charge
We currently deduct a $25 annual Contract Maintenance Charge from the Annuity Account Value on each Contract anniversary date for accounts under $50,000. This charge partially covers our costs for administering the Contracts and the Series Account. Once you have started receiving payouts from the annuity, this charge will stop unless you choose the periodic withdrawal option.

The Contract Maintenance Charge is deducted from the portion of your Annuity Account Value allocated to the Schwab Money Market Sub-Account. If the portion of your Annuity Account Value in this Sub-Account is not sufficient to cover the Contract Maintenance Charge, then the charge or any portion of it will be deducted on a pro rata basis from all your Sub-Accounts with current value. If the entire Annuity Account is held in the Guarantee Period Fund or there are not enough funds in any Sub-Account to pay the entire charge, then the Contract Maintenance Charge will be deducted on a pro rata basis from amounts held in all Guarantee Periods. There is no MVA on amounts deducted from a Guarantee Period for the Contract Maintenance Charge.

The Contract Maintenance Charge is currently waived for Contracts with an Annuity Account Value of at least $50,000. If your Annuity Account Value falls below $50,000, the Contract Maintenance Charge will be reinstated until such time as your Annuity Account Value is equal to or greater than $50,000. We do not expect a profit from amounts received from the Contract Maintenance Charge.

Transfer Fee
There will be a $10 charge for each Transfer in excess of 12 Transfers in any calendar year. We do not expect a profit from the Transfer fee.

Expenses of the Portfolios
The value of the assets in the Sub-Accounts reflect the value of Portfolio shares and therefore the fees and expenses paid by each Portfolio. A complete description of the fees, expenses, and deductions from the Portfolios are found in the Portfolios' Prospectuses.

Premium Tax
We may be required to pay state Premium Taxes or retaliatory taxes currently ranging from 0% to 3.5% in connection with Contributions or values under the Contracts. Currently, the premium tax rate in New York for annuities is 0%. Depending upon applicable state law, we will deduct charges for the Premium Taxes we incur with respect to your Contributions, from amounts withdrawn, or from amounts applied on the Payout Commencement Date. In some states, charges for both direct Premium Taxes and retaliatory Premium Taxes may be imposed at the same or different times with respect to the same Contribution, depending on applicable state law.

Other Taxes
Under present laws, we will incur state or local taxes (in addition to the Premium Tax described above) in New York. No charges are currently made for taxes other than Premium Tax. However, we reserve the right to deduct charges in the future for federal, state, and local taxes or the economic burden resulting from the application of any tax laws that we determine to be attributable to the Contract.

--------------------------------------------------------------------------------
Payout Options
During the Distribution Period, you can choose to receive payouts in four ways--through periodic withdrawals, variable annuity payouts, fixed annuity payouts or in a single, lump-sum payment.

You may change the Payout Commencement Date within 60 days prior to commencement of payouts or your Beneficiary may change it upon the death of the Owner.

If this is an IRA, payouts which satisfy the minimum distribution requirements of the Internal Revenue Code must begin no later than when you become age 70 1/2.

Periodic Withdrawals
You may request that all or part of the Annuity Account Value be applied to a periodic withdrawal option. The amount applied to a periodic withdrawal is the Annuity Account Value with any applicable MVA, less Premium Tax, if any.

In requesting periodic withdrawals, you must elect:
o The withdrawal frequency of either 1-, 3-, 6- or 12-month intervals o A minimum withdrawal amount of at least $100 o The calendar day of the month on which withdrawals will be made o One of the periodic withdrawal payout options discussed below-- you may change the withdrawal option and/or the frequency once each calendar year

Your withdrawals may be prorated across the Guarantee Period Fund (if applicable) and the Sub-Accounts in proportion to their assets. Or, they can be made specifically from the Guarantee Period Fund and specific Sub-Account(s) until they are depleted. Then, we will automatically prorate the remaining withdrawals against any remaining Guarantee Period Fund and Sub-Account assets unless you request otherwise.

While periodic withdrawals are being received:
o You may continue to exercise all contractual rights, except that no Contributions may be made.
o A Market Value Adjustment, if applicable, will be assessed for periodic withdrawals from Guarantee Periods six or more months prior to its Guarantee Period maturity date.
o You may keep the same investment options as were in force before periodic withdrawals began.
o       Charges and fees under the Contract continue to apply.
o Maturing Guarantee Periods renew into the shortest Guarantee Period then available.

Periodic withdrawals will cease on the earlier of the date:

o the amount elected to be paid under the option selected has been reduced to zero.

o       the Annuity Account Value is zero.
o       You request that withdrawals stop.
o       You purchase an annuity option.
o       The Owner or the Annuitant dies.

If periodic withdrawals stop, you may resume making Contributions. However, we may limit the number of times you may restart a periodic withdrawal program.

Periodic withdrawals made for any purpose may be taxable, subject to withholding and to the 10% federal penalty tax if you are younger than age 59 1/2. IRAs are subject to complex rules with respect to restrictions on and taxation of distributions, including penalty taxes.

--------------------------------------------------------------------------------

If you choose to receive payouts from your annuity through periodic withdrawals, you may select from the following payout options: o Income for a specified period (at least 36 months)--You elect the length of time over which withdrawals will be made. The amount paid will vary based on the duration you choose.

-------------------------------------------------------------------------------
o Income of a specified amount (at least 36 months)--You elect the dollar amount of the withdrawals. Based on the amount elected, the duration may vary.
o Interest only--Your withdrawals will be based on the amount of interest credited to the Guarantee Period Fund between withdrawals. Available only if 100% of your Account Value is invested in the Guarantee Period Fund.
o   Minimum  distribution--If  you are using this  Contract  as an IRA,  you may request  minimum  distributions  as specified  under  Internal  Revenue Code
    Section 401(a)(9).
o Any other form of periodic withdrawal acceptable to First GWL&A which is for a period of at least 36 months.
------------------------------------------------------------------------------

In accordance with the provisions outlined in this section, you may request a periodic withdrawal to remit fees paid to your Investment Manager or Financial Advisor. There may be income tax consequences to any periodic withdrawal made for this purpose. Please see "Cash Withdrawals" on page XX.

Annuity Payout Information
You can choose the date you'd like annuity payouts to start either when you purchase the Contract or at a later date. The date you choose must be at least one year after your initial Contribution. If you do not select a payout start date, payouts will begin on the first day of the month of the Annuitant's 91st birthday. You can change your selection at any time up to 30 days before the annuity date you selected.

If you have not elected a payout option within 30 days of the Annuity Commencement Date, the portion of your Annuity Account Value held in your Fixed Account will be paid out as a fixed life annuity with a guarantee period of 20 years. The Annuity Account Value held in the Sub-Account(s) will be paid out as a variable life annuity with a guarantee period of 20 years.

The  amount  to be  paid  out is  the  Annuity  Account  Value  on  the  Annuity
Commencement Date. The minimum amount that may be withdrawn from the Annuity Account Value to purchase an annuity payout option is $2,000 with a Market Value Adjustment, if applicable. If after the Market Value Adjustment, your Annuity Account Value is less than $2,000, we may pay the amount in a single sum subject to the Contract provisions applicable to a partial withdrawal.

-------------------------------------------------------------------------------
If you choose to receive variable annuity payouts from your annuity, you may select from the following payout options: o Variable life annuity with guaranteed period--This option provides for monthly payouts during a guaranteed period or for the lifetime of the Annuitant, whichever is longer. The guaranteed period may be 5, 10, 15 or 20 years.
o Variable life annuity--This option provides for monthly payouts during the lifetime of the Annuitant. The annuity terminates with the last payout due prior to the death of the Annuitant. Since no minimum number of payouts is guaranteed, this option may offer the maximum level of monthly payouts. It is possible that only one payout may be made if the Annuitant died before the date on which the second payout is due.
--------------------------------------------------------------------------------

Under an annuity payout option, you can receive payouts monthly, quarterly, semi-annually or annually in payments which must be at least $50. We reserve the right to make payouts using the most frequent payout interval which produces a payout of at least $50.

Amount of First Variable Payout
The first payout under a variable annuity payout option will be based on the value of the amounts held in each Sub-Account on the 5th valuation date preceding the Annuity Commencement Date. It will be determined by applying the appropriate rate to the amount applied under the payout option.

For annuity options involving life income, the actual age and/or gender of the Annuitant will affect the amount of each payout. We reserve the right to ask for satisfactory proof of the Annuitant's age. We may delay annuity payouts until satisfactory proof is received. Since payouts to older Annuitants are expected to be fewer in number, the amount of each annuity payout under a selected annuity form will be greater for older Annuitants than for younger Annuitants.

If the age or gender of the Annuitant has been misstated, the payouts established will be made on the basis of the correct age or gender. If payouts were too large because of misstatement, the difference with interest may be deducted by us from the next payout or payouts. If payouts were too small, the difference with interest may be added by us to the next payout. This interest is at an annual effective rate which will not be less than the Contractual Guarantee of a Minimum Rate of Interest.

Variable Annuity Units
The number of Annuity Units paid for each Sub-Account is determined by dividing the amount of the first monthly payout by its Annuity Unit value on the 5th valuation date preceding the date the first payout is due. The number of Annuity Units used to calculate each payout for a Sub-Account remains fixed during the Annuity Payout Period.

Amount of variable payouts after the first payout
Payouts after the first will vary depending upon the investment performance of the Sub-Accounts. The subsequent amount paid from each Sub-Account is determined by multiplying (a) by (b) where (a) is the number of Sub-Account Annuity Units to be paid and (b) is the Sub-Account Annuity Unit value on the 5th valuation date preceding the date the annuity payout is due. The total amount of each variable annuity payout will be the sum of the variable annuity payouts for each Sub-Account. We guarantee that the dollar amount of each payout after the first will not be affected by variations in expenses or mortality experience.

Transfers after the variable Annuity Commencement Date
Once annuity payouts have begun, no Transfers may be made from a fixed annuity payout option to a variable annuity payout option, or vice versa. However, for variable annuity payout options, Transfers may be made within the variable annuity payout option among the Sub-Accounts. Transfers after the Annuity Commencement Date will be made by converting the number of Annuity Units being Transferred to the number of Annuity Units of the Sub-Account to which the Transfer is made. The result will be that the next annuity payout, if it were made at that time, would be the same amount that it would have been without the Transfer. Thereafter, annuity payouts will reflect changes in the value of the new Annuity Units.

Other restrictions
Once payouts start under the annuity payout option you select:
o       no changes can be made in the payout option,
o       no additional Contributions will be accepted under the Contract and
o no further withdrawals, other than withdrawals made to provide annuity benefits, will be allowed.

-------------------------------------------------------------------------------
If you choose to receive fixed annuity payouts from your annuity, you may select from the following payout options: o Income of specified amount--The amount applied under this option may be paid in equal annual, semi-annual, quarterly or monthly installments in the dollar amount elected for not more than 240 months.
o Income for a specified period--Payouts are paid annually, semi-annually, quarterly or monthly, as elected, for a selected number of years not to exceed 240 months.

o Fixed life annuity with guaranteed period--This option provides monthly payouts during a guaranteed period or for the lifetime of the Annuitant, whichever is longer. The guaranteed period may be 5, 10, 15 or 20 years.

o Fixed life annuity--This option provides for monthly payouts during the lifetime of the Annuitant. The annuity ends with the last payout due prior to the death of the Annuitant. Since no minimum number of payouts is guaranteed, this option may offer the maximum level of monthly payouts. It is possible that only one payout may be made if the Annuitant died before the date on which the second payout is due.
o       Any other form of a fixed annuity acceptable to us.
-----------------------------------------------------------------------------

A portion or the entire amount of the annuity payouts may be taxable as ordinary income. If, at the time the annuity payouts begin, we have not received a proper written election not to have federal income taxes withheld, we must by law withhold such taxes from the taxable portion of such annuity payouts and remit that amount to the federal government (an election not to have taxes withheld is not permitted for certain Qualified Contracts). State income tax withholding may also apply. Please see "Federal Tax-Matters" below for details.


Annuity IRAs
The  annuity  date  and  options   available  for  IRAs  may  be  controlled  by
endorsements, the plan documents, or applicable law.

Under the Internal Revenue Code, a Contract purchased and used in connection with an Individual Retirement Account or with certain other plans qualifying for special federal income tax treatment is subject to complex "minimum distribution" requirements. Under a minimum distribution plan, distributions must begin by a specific date and the entire interest of the plan participant must be distributed within a certain specified period of time. The application of the minimum distribution requirements vary according to your age and other circumstances.

--------------------------------------------------------------------------------
Seek Tax Advice
The following discussion of the federal income tax consequences is only a brief summary and is not intended as tax advice. The federal income tax consequences discussed here reflect our understanding of current law and the law may change. Federal estate tax consequences and state and local estate, inheritance, and other tax consequences of ownership or receipt of distributions under a Contract depend on your individual circumstances or the circumstances of the person who receives the distribution. A tax adviser should be consulted for further information.

--------------------------------------------------------------------------------
Federal Tax Matters
The following discussion is a general description of federal income tax considerations relating to the Contracts and is not intended as tax advice. This discussion assumes that the Contract qualifies as an annuity contract for federal income tax purposes. This discussion is not intended to address the tax consequences resulting from all situations. If you are concerned about these tax implications relating to the ownership or use of the Contract, you should consult a competent tax adviser before initiating any transaction.

--------------------------------------------------------------------------------
Because tax laws, rules and regulations are constantly changing, we do not make any guarantees about the Contract's tax status.
--------------------------------------------------------------------------------

This discussion is based upon our understanding of the present federal income tax laws as they are currently interpreted by the Internal Revenue Service. No representation is made as to the likelihood of the continuation of the present federal income tax laws or of the current interpretation by the Internal Revenue Service. Moreover, no attempt has been made to consider any applicable state or other tax laws.

The Contract may be purchased on a non-tax qualified basis ("Non-Qualified Contract") or purchased and used in connection with IRAs. The ultimate effect of federal income taxes on the amounts held under a Contract, on annuity payouts, and on the economic benefit to you, the Annuitant, or the Beneficiary may depend on the type of Contract, and on the tax status of the individual concerned.

Certain requirements must be satisfied in purchasing an Annuity IRA and receiving distributions from an Annuity IRA in order to continue receiving favorable tax treatment. As a result, purchasers of Annuity IRAs should seek competent legal and tax advice regarding the suitability of the Contract for their situation, the applicable requirements and the tax treatment of the rights and benefits of the Contract. The following discussion assumes that an Annuity IRA is purchased with proceeds and/or Contributions that qualify for the intended special federal income tax treatment.

Taxation of Annuities
Section 72 of the Internal Revenue Code governs taxation of annuities. You, as a "natural person" will not generally be taxed on increases, if any, in the value of your Annuity Account Value until a distribution occurs by withdrawing all or part of the Annuity Account Value (for example, withdrawals or annuity payouts under the annuity payout option elected). However, under certain circumstances, you may be subject to taxation currently. In addition, an assignment, pledge, or agreement to assign or pledge any portion of the Annuity Account Value generally will be treated as a distribution. The taxable portion of a distribution (in the form of a single sum payout or an annuity) is taxable as ordinary income. An IRA Contract may not be assigned as collateral.

If the Contract is not owned by a natural person (for example, a corporation or certain trusts), you generally must include in income any increase in the excess of the Annuity Account Value over the "investment in the Contract" (discussed below) during each taxable year. The rule does not apply where the non-natural person is the stated Owner of a Contract and the beneficial Owner is a natural person.

The rule also does not apply where:
o       The annuity Contract is acquired by the estate of a decedent
o       The Contract is held under an IRA.
o       The Contract is a qualified funding asset for a structured settlement.
o The Contract is purchased on behalf of an employee upon termination of a qualified plan.

The following discussion generally applies to a Contract owned by a natural person. Withdrawals In the case of a withdrawal under an IRA, including withdrawals under the periodic withdrawal option, a portion of the amount received may be non-taxable. The amount of the non-taxable portion is generally determined by the ratio of the "investment in the Contract" to the individual's total accrued benefit under the plan. The "investment in the Contract" generally equals the amount of any nondeductible Contributions paid by or on behalf of any individual. Special tax rules may be available for certain distributions from an IRA.

With respect to Non-Qualified Contracts, partial withdrawals, including periodic withdrawals, are generally treated as taxable income to the extent that the Annuity Account Value immediately before the withdrawal exceeds the "investment in the Contract" at that time. If a partial withdrawal is made from a Guarantee Period which is subject to a Market Value Adjustment, then the Annuity Account Value immediately before the withdrawal will not be altered to take into account the Market Value Adjustment. As a result, for purposes of determining the taxable portion of the partial withdrawal, the Annuity Account Value will not reflect the amount, if any, deducted from or added to the Guarantee Period due to the Market Value Adjustment. Full surrenders are treated as taxable income to the extent that the amount received exceeds the "investment in the Contract." The taxable portion of any annuity payout is taxed at ordinary income tax rates.

Annuity payouts
Although the tax consequences may vary depending on the annuity form elected under the Contract, in general, only the portion of the annuity payout that represents the amount by which the Annuity Account Value exceeds the "investment in the Contract" will be taxed. After the investment in the Contract is recovered, the full amount of any additional annuity payouts is taxable. For fixed annuity payouts, in general there is no tax on the portion of each payout which represents the same ratio that the "investment in the Contract" bears to the total expected value of the annuity payouts for the term of the payouts. However, the remainder of each annuity payout is taxable. Once the investment in the Contract has been fully recovered, the full amount of any additional annuity payouts is taxable.

Penalty tax

For distributions from a Non-Qualified Contract, there may be a federal income tax penalty imposed equal to 10% of the amount treated as taxable income. In general, however, there is no penalty tax on distributions:

o       Made on or after the date on which the Owner reaches age 59 1/2.

o       Made as a result of death or disability of the Owner.

o Received in substantially equal periodic payouts (at least annually) for your life expectancy or the joint life expectancies of you and the Beneficiary.

Other   exemptions  or  tax  penalties  may  apply  to   distributions   from  a
Non-Qualified Contract or certain distributions from an IRA. For more details regarding these exemptions or penalties consult a competent tax adviser.

Taxation of Death Benefit proceeds
Amounts may be distributed from the Contract because of the death of an Owner or the Annuitant. Generally such amounts are included in the income of the recipient as follows:

If distributed in a lump sum, they are taxed in the same manner as a full surrender, as described above.

If distributed under an annuity form, they are taxed in the same manner as annuity payouts, as described above.

Distribution at death
In order to be treated as an annuity contract, the terms of the Contract must provide the following two distribution rules:

If the Owner dies before the date annuity payouts start, your entire interest must generally be distributed within five years after the date of your death. If payable to a designated Beneficiary, the distributions may be paid over the life of that designated Beneficiary or over a period not extending beyond the life expectancy of that Beneficiary, so long as payouts start within one year of your death. If the sole designated Beneficiary is your spouse, the Contract may be continued in the name of the spouse as Owner.

If the Owner dies on or after the date annuity payouts start, and before the entire interest in the Contract has been distributed, the remainder of your interest will be distributed on the same or on a more rapid schedule than that provided for in the method in effect on the date of death.

If the Owner is not an individual, then for purposes of the distribution at death rules, the Primary Annuitant is considered the Owner. In addition, when the Owner is not an individual, a change in the Primary Annuitant is treated as the death of the Owner.

Distributions made to a Beneficiary upon the Owner's death from an IRA must be made pursuant to the rules in Section 401(a)(9) of the Internal Revenue Code.

Transfers, assignments or exchanges
A transfer of ownership of a Contract, the designation of an Annuitant, Payee or other Beneficiary who is not also the Owner, or the exchange of a Contract may result in adverse tax consequences that are not discussed in this Prospectus.

Multiple Contracts
All deferred, Non-Qualified Annuity Contracts that are issued by First GWL&A (or our affiliates) to the same Owner during any calendar year will be treated as one annuity contract for purposes of determining the taxable amount.

Withholding
Annuity distributions generally are subject to withholding at rates that vary according to the type of distribution and the recipient's tax status. Recipients, however, generally are provided the opportunity to elect not to have tax withheld from distributions. Certain distributions from IRAs are subject to mandatory federal income tax withholding.

Section 1035 Exchanges
Internal Revenue Code Section 1035 provides that no gain or loss shall be recognized on the exchange of one insurance contract for another. Generally, contracts issued in an exchange for another annuity contract are treated as new for purposes of the penalty and distribution at death rules.

Individual Retirement Annuities
The Contract may be used with IRAs as described in Section 408 of the Internal Revenue Code. Section 408 of the Internal Revenue Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity. Also, certain kinds of distributions from certain types of qualified and non-qualified retirement plans may be "rolled over" following the rules set out in the Internal Revenue Code. If you purchase this Contract for use with an IRA, you will be provided with supplemental information. And, you have the right to revoke your purchase within seven days of purchase of the IRA Contract.

If a Contract is purchased to fund an IRA, the Annuitant must also be the Owner. In addition, if a Contract is purchased to fund an IRA, minimum distributions must commence not later than April 1st of the calendar year following the calendar year in which you attain age 70 1/2. You should consult your tax adviser concerning these matters.

Various tax penalties may apply to Contributions in excess of specified limits, distributions that do not satisfy specified requirements, and certain other transactions. The Contract will be amended as necessary to conform to the requirements of the Internal Revenue Code if there is a change in the law. Purchasers should seek competent advice as to the suitability of the Contract for use with IRAs.

When you make your initial Contribution, you must specify whether you are purchasing a Non-Qualified Contract or an IRA. If the initial Contribution is made as a result of an exchange or surrender of another annuity contract, we may require that you provide information with regard to the federal income tax status of the previous annuity contract.

We will require that you purchase separate Contracts if you want to invest money qualifying for different annuity tax treatment under the Internal Revenue Code. For each separate Contract you will need to make the required minimum initial Contribution. Additional Contributions under the Contract must qualify for the same federal income tax treatment as the initial Contribution under the Contract. We will not accept an additional Contribution under a Contract if the federal income tax treatment of the Contribution would be different from the initial Contribution.

If a Contract is issued in connection with an employer's Simplified Employee Pension plan, Owners, Annuitants and Beneficiaries are cautioned that the rights of any person to any of the benefits under the Contract will be subject to the terms and conditions of the plan itself, regardless of the terms and conditions of the Contract.

--------------------------------------------------------------------------------
Assignments or Pledges
Generally, rights in the Contract may be assigned or pledged for loans at any time during the life of the Annuitant. However, if the Contract is an IRA, you may not assign the Contract as collateral.

If a non-IRA Contract is assigned, the interest of the assignee has priority over your interest and the interest of the Beneficiary. Any amount payable to the assignee will be paid in a single sum.

A copy of any assignment must be submitted to the Schwab Insurance & Annuity Service Center. All assignments are subject to any action taken or payout made by First GWL&A before the assignment was processed. We are not responsible for the validity or sufficiency of any assignment.

If any portion of the Annuity Account Value is assigned or pledged for a loan, it may be treated as a distribution. Please consult a competent tax adviser for further information.

--------------------------------------------------------------------------------
Performance Data
From time to time, we may advertise yields and average annual total returns for the Sub-Accounts. In addition, we may advertise the effective yield of the Schwab Money Market Sub-Account. These figures will be based on historical information and are not intended to indicate future performance.

Money Market Yield
The yield of the Schwab Money Market Sub-Account refers to the annualized income generated by an investment in that Sub-Account over a specified 7-day period. It is calculated by assuming that the income generated for that seven-day period is generated each 7-day period over a period of 52 weeks and is shown as a percentage of the investment.

The effective yield is calculated similarly but, when annualized, the income earned by an investment in that Sub-Account is assumed to be reinvested. The effective yield will be slightly higher than the yield because of the compounding effect of the assumed reinvestment.

Average Annual Total Return
The table on the following page illustrates standardized and non-standardized average annual total return for one-, three-, five- and ten-year periods (or since inception, as appropriate) ended December 31, 1998. Average annual total return quotations represent the average annual compounded rate of return that would equate an initial investment of $1,000 to the redemption value of that investment (excluding Premium Taxes, if any) as of the last day of each of the periods for which total return quotations are provided.

Both the standardized and non-standardized data reflect the deduction of all fees and charges under the Contract. The standardized data is calculated from the inception date of the Sub-Account and the non-standardized data is calculated for periods preceding the inception date of the Sub-Account. Some of the Sub-Accounts do not have standardized performance information. Such data will be provided when it becomes available. For additional information regarding yields and total returns calculated using the standard formats briefly described herein, please refer to the Statement of Additional Information.


                                Performance Data
             Sub-Account        1 year 3 years 5 years 10 years   Since        Inception Date   Since        Inception
                                                                Inception of       of         Inception of      Date of
                                                                 Sub-Account   Sub-Account     Underlying     Underlying
                                                                                                Portfolio      Portfolio
Alger American Growth Portfolio                                                   11/1/96                        1/9/89
American Century VP International                                                 11/1/96                        5/1/94
Berger IPT-Small Company Growth Fund                                              4/30/97                        5/1/96
Federated American Leaders Fund II                                                11/1/96                        2/1/94
Federated Fund for U.S. Government                                                11/1/96                        3/29/94
Securities II
Federated Utility Fund II                                                         4/30/97                        4/14/94
INVESCO VIF-High Yield Portfolio                                                  11/1/96                        5/27/94
INVESCO VIF-Industrial Income                                                     11/1/96                        8/10/94
Portfolio
Janus Aspen Growth Portfolio                                                      11/1/96                        9/13/93
Janus Aspen Worldwide Growth                                                      11/1/96                        9/13/93
Portfolio
Montgomery Variable Series: Growth                                                11/1/96                        2/9/96
Fund
SAFECO RST Equity Portfolio                                                       4/30/97                        4/3/87
Schwab MarketTrack Growth Portfolio                                               11/1/96                        11/1/96
II
Schwab S&P 500 Portfolio                                                          11/1/96                        11/1/96
Van Kampen American Capital                                                       9/15/97                        7/3/95
LIT-Morgan Stanley Real Estate
Securities Portfolio


                                            45
Performance information and calculations for any Sub-Account are based only on the performance of a hypothetical Contract under which the Annuity Account Value is allocated to a Sub-Account during a particular time period. Performance information should be considered in light of the investment objectives and policies and characteristics of the Portfolios in which the Sub-Account invests and the market conditions during the given time period. It should not be considered as a representation of what may be achieved in the future.

Reports and promotional literature may also contain other information including:

o the ranking of or asset allocation/investment strategy any Sub-Account derived from rankings of variable annuity separate accounts or their investment products tracked by Lipper Analytical Services, Inc., VARDS, Morningstar, Value Line, IBC/Donoghue's Money Fund Report, Financial Planning Magazine, Money Magazine, Bank Rate Monitor, Standard & Poor's Indices, Dow Jones Industrial Average, and other rating services, companies, publications or other people who rank separate accounts or other investment products on overall performance or other criteria, and

o the effect of tax-deferred compounding on investment returns, or returns in general, which may be illustrated by graphs, charts, or otherwise, and which may include a comparison, at various points in time, of the return from an investment in a Contract (or returns in general) on a tax-deferred basis (assuming one or more tax rates) with the return on a currently taxable basis. Other ranking services and indices may be used.

We may from time to time also disclose cumulative (non-annualized) total returns, yield and standard total returns for the Sub-Accounts.

We may also advertise performance figures for the Sub-Accounts based on the performance of a Portfolio prior to the time the Series Account commenced operations.

For additional information regarding the calculation of other performance data, please refer to the Statement of Additional Information.

--------------------------------------------------------------------------------
Distribution of the Contracts

Charles Schwab & Co., Inc. (Schwab) is the principal underwriter and distributor of the Contracts. Schwab is registered with the Securities and Exchange Commission as a broker/dealer and is a member of the National Association of Securities Dealers, Inc. (NASD). Its principal offices are located at 101 Montgomery, San Francisco, California 94104, telephone 800-838-0649.

Certain administrative services are provided by Schwab to assist First GWL&A in processing the Contracts. These services are described in written agreements between Schwab and First GWL&A. First GWL&A has agreed to indemnify Schwab (and its agents, employees, and controlling persons) for certain damages arising out of the sale of the Contracts, including those arising under the securities laws.

 SELECTED FINANCIAL DATA


The following is a summary of certain financial data of First GWL&A. This summary has been derived in part from, and should be read in conjunction with, the consolidated financial statements of First GWL&A included in Item 8 (Financial Statements and Supplementary Data).

        (Dollars in Thousands)
                                                                       For the Period From
                                                                          April 4, 1997
                                                                       (Inception) through
                                             December 31, 1998          December 31, 1997
                                            --------------------    --------------------------

       INCOME STATEMENT DATA
       Premium and fee income            $            78         $            21
       Net investment income                       3,367                     243
       Realized investment gains                      74
                                            --------------------    --------------------------
                                            --------------------    --------------------------
       Total Revenues                              3,519                     264
                                            --------------------    --------------------------
                                            --------------------    --------------------------

       Total benefits and expenses                 2,124                     213
       Income tax expense                            603                      18
                                            ====================    ==========================
       Net Income                        $           792         $            33
                                            ====================    ==========================

       BALANCE SHEET DATA
          Investment assets              $        80,353         $         5,381
          Separate account assets                 23,836                   9,045
          Total assets                           107,095                  16,154
          Total policyholder                      64,445                      84
       liabilities
          Total stockholder's equity              16,642                   6,538

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Company

First Great-West Life & Annuity Insurance Company ("First GWL&A") is a stock life insurance company organized under the laws of the State of New York in 1996.

First GWL&A is a wholly-owned subsidiary of Great-West Life & Annuity Insurance Company ("GWL&A"), a life insurance company domiciled in Colorado. GWL&A is a wholly-owned subsidiary of GWL&A Financial Inc. ("GWL&A Financial"), a Delaware holding company. GWL&A Financial is an indirect wholly-owned subsidiary of The Great-West Life Assurance Company ("Great-West Life"), a Canadian life insurance company. Great-West Life is a subsidiary of Great-West Lifeco Inc. ("Great-West Lifeco"), a Canadian holding company. Great-West Lifeco is a subsidiary of Power Financial Corporation ("Power Financial"), a Canadian holding company with substantial interests in the financial services industry. Power Financial Corporation is a subsidiary of Power Corporation of Canada ("Power Corporation"), a Canadian holding and management company. Mr. Paul Desmarais, through a group of private holding companies, which he controls, has voting control of Power Corporation.

First GWL&A is authorized to engage in the sale of life insurance, annuities, and accident and health insurance. First GWL&A became licensed to do business in New York and Iowa in 1997. First GWL&A's business is currently limited to the sale of individual life and annuity products.

The following discussion contains forward-looking statements. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. In particular, statements using verbs such as "expect," "anticipate," "believe" or words of similar import generally involve forward-looking statements. Without limiting the foregoing, forward-looking statements include statements which represent First GWL&A's beliefs concerning future or projected levels of sales of First GWL&A's products, investment spreads or yields, or the earnings or profitability of First GWL&A's activities. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond First GWL&A's control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, First GWL&A. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable events or developments, some of which may be national in scope, such as general economic conditions and interest rates, some of which may be related to the insurance industry generally, such as pricing competition, regulatory developments and industry consolidation, and others of which may relate to First GWL&A specifically, such as credit, volatility and other risks associated with First GWL&A's investment portfolio, and other factors. Readers are also directed to consider other risks and uncertainties discussed in documents filed by First GWL&A with the Securities and Exchange Commission.

Management's discussion and analysis of financial condition and results of operations of First GWL&A for the year ended December 31, 1998 and the period April 4, 1997 through December 31, 1997 follows.

COMPANY RESULTS OF OPERATIONS

Annuity contract charges and premiums were $78 thousand in 1998 versus $21 thousand in 1997 (sales of the annuity product began in the second half of 1997). Interest for BOLI account balances is credited directly to the balance sheet and accordingly, only the cost of insurance and contract administration fees related to the policies are included in premiums on the income statement.

During 1998 First GWL&A received approval from the New York Department of Insurance to market its BOLI product. First GWL&A is authorized to sell up to $100 million of BOLI.
BOLI deposits in 1998 totaled $62.5 million.

First GWL&A's operations during the period April 4, 1997 (inception) to December 31, 1997 were focused on obtaining a New York insurance license (which occurred May 28, 1997), and preliminary marketing activities.

Net investment income grew from $243 thousand in 1997 to $3.4 million in 1998, primarily due to BOLI sales as well as a capital infusion from GWL&A of $8.6 million in December 1998.

Net income grew from $33 thousand in 1997 to $792 thousand in 1998. The increase in 1998 was primarily due to higher investment income. First GWL&A's effective tax rate was 43.2% in 1998 compared to 35% in 1997, due to the effect of state income taxes on the higher level of income.

It is expected that the sale of individual annuities and BOLI will continue and increase during 1999. First GWL&A intends to begin marketing group life and health and 401(k) products in 1999.

INVESTMENT OPERATIONS

First GWL&A's primary investment objective is to acquire assets whose durations and cash flows reflect the characteristics of First GWL&A's liabilities, while meeting industry, size, issuer and geographic diversification standards. Formal liquidity and credit quality parameters have also been established.

First GWL&A follows rigorous procedures to control interest rate risk and observes strict asset and liability matching guidelines. These guidelines are designed to ensure that even in changing interest rate environments, First GWL&A's assets will always be able to meet the cash flow and income requirements of its liabilities. Through dynamic modeling, using state-of-the-art software to analyze the effects of a wide range of possible market changes upon investments and policyholder benefits, First GWL&A ensures that its investment portfolio is appropriately structured to fulfill financial obligations to its policyholders.

A summary of First GWL&A's general account invested assets follows:


        (Dollars in Thousands)
                                                                   1998              1997
                                                              ---------------   ----------------

       Fixed maturities, available for sale, at fair       $     65,154      $      4,995
       value
       Fixed maturities, held-to-maturity, at amortized          14,500
       cost
       Short-term investments                                       699               386
                                                              ===============   ================
          Total invested assets                            $     80,353      $      5,381
                                                              ===============   ================

Fixed maturity investments include public and privately placed corporate bonds, public and privately placed structured assets and government bonds. Private placement investments, which are primarily in the held-to-maturity category, are generally less marketable than publicly traded assets, yet they typically offer covenant protection which allows First GWL&A, if necessary, to take appropriate action to protect its investment. First GWL&A believes that the cost of the additional monitoring and analysis required by private placements is more than offset by their enhanced yield.

One of First GWL&A's primary objectives is to ensure that its fixed maturity portfolio is maintained at a high average quality, so as to limit credit risk.
If not externally rated, the securities are rated by First GWL&A on a basis intended to be similar to that of the rating agencies.

The distribution of the fixed maturity portfolio (both available-for-sale and held-to-maturity) by credit rating is summarized as:

        Credit Rating                                              1998             1997
        -------------
                                                               --------------   --------------
        AAA                                                         62.7%           100.0%
        AA                                                           6.5
        A                                                           13.1
        BBB                                                         17.7
        BB and Below (non-investment grade)
                                                               ==============   ==============
           TOTAL                                                   100.0%           100.0%
                                                               ==============   ==============

LIQUIDITY AND CAPITAL RESOURCES

First GWL&A's operations have liquidity requirements that are dependent upon the principal product lines currently offered. Life insurance and pension plan reserves are primarily long-term liabilities. Life insurance and pension plan reserve requirements are usually stable and predictable, and are supported by long-term, fixed income investments.

Generally, First GWL&A has met its operating requirements by maintaining appropriate levels of liquidity in its investment portfolio. Liquidity for First GWL&A is strong, as evidenced by significant amounts of short-term investments and cash, which totaled $1.4 million and $2.0 million as of December 31, 1998 and December 31, 1997, respectively.

As discussed above, First GWL&A and GWL&A have an agreement whereby GWL&A has undertaken to provide First GWL&A with certain financial support related to maintaining required statutory surplus and liquidity.

ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and for Hedging Activities". This Statement provides a comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities. This Statement is effective for First GWL&A beginning January 1, 2000, and earlier adoption is encouraged. First GWL&A has not adopted this Statement as of December 31, 1998. Management has not determined the impact of the Statement on First GWL&A's financial position or results of operations.

YEAR 2000 ISSUE

The Year 2000 ("Y2K") problem arises when a computer performing date-based computations or operations produces erroneous results due to the historical practice of using two digit years within computer hardware and software. This causes errors or misinterpretations of the century in date calculations. Virtually all businesses, including First GWL&A, are required to determine the extent of their Y2K problems. Systems that have a Y2K problem must then be converted or replaced by systems that will operate correctly with respect to the year 2000 and beyond.

As mentioned previously, GWL&A provides all administrative services to First GWL&A. GWL&A has a written plan that encompasses all computer hardware, software, networks, facilities (embedded systems) and telephone systems. The plan also includes provisions for identifying and verifying that major vendors and business partners are Y2K compliant. GWL&A is developing contingency plans to address the possibility of both internal and external failures as well. The plan calls for full Y2K compliance for core systems by June 30, 1999 and full Y2K compliance for all Company systems by October 31, 1999.

GWL&A's plan establishes five phases for becoming Y2K compliant. Phase 1 is "impact analysis" which includes initial inventory and preliminary assessment of Y2K impact. Phase 2 is "solution planning" which includes system by system planning to outline the approach and timing for reaching compliance. Phase 3 is "conversion/renovation" which means the actual process of replacing or repairing non-compliant systems. Phase 4 is "testing" to ensure that the systems function correctly under a variety of different date scenarios including current dates, year 2000 and leap year dates. Phase 5 is "implementation" which means putting Y2K compliant systems back into production.

As of December 31, 1998, GWL&A had completed impact analysis (phase 1) and solution planning (phase 2) for all of its core systems and was more than 95% complete for phases 1 and 2 with respect to its systems as a whole. In addition, GWL&A was approximately 87% complete with respect to conversion and renovation (phase 3), 79% complete with respect to testing (phase 4), and 78% complete with respect to implementation (phase 5).

In addition to ensuring that GWL&A's own systems are Y2K compliant, GWL&A has identified third parties with which GWL&A has significant business relationships in order to assess the potential impact on GWL&A of the third parties' Y2K issues and plans. GWL&A expects to complete this process during the first quarter of 1999 and will conduct system testing with third parties throughout 1999. GWL&A does not have control over these third parties and cannot make any representations as to what extent GWL&A's and First GWL&A's future operating results may be adversely affected by the failure of any third party to address successfully its own Y2K issues.

On the basis of currently available information, the expense incurred by GWL&A, including anticipated future expenses, related to the Y2K issue has not and is not expected to be material to GWL&A's financial condition or results of operations. GWL&A has spent approximately $9.7 million on its Y2K project through the end of December 1998 and expects to spend up to approximately $15.3 million on its Y2K project. All of these funds will come from GWL&A's cash flow from operations. GWL&A has continued other scheduled non-Y2K information systems changes and upgrades. Although work on Y2K issues may have resulted in minor delays on the other projects, the delays are not expected to have a material adverse effect on First GWL&A's financial condition or results of operations.

The most reasonably likely worst case Y2K scenario is that GWL&A and/or First GWL&A will experience isolated internal or third party computer failures and will be temporarily unable to process insurance and annuity benefit transactions. All of GWL&A's Y2K efforts have been designed to prevent such an occurrence. However, if GWL&A identifies internal or third party Y2K issues which cannot be timely corrected, there can be no assurance that GWL&A and/or First GWL&A can avoid Y2K problems or that the cost of curing the problem will not be material.

In an effort to mitigate risks associated with Y2K failures, GWL&A is in the process of developing contingency plans to address core functions, including relations with third parties. It is GWL&A's expectation that contingency plans will address possible failures generated internally, by vendors or business partners, and by customers. Possible general approaches include manual processing, payments on an estimated basis and use of disaster recovery facilities.

REGULATION

1.      Insurance Regulation

First GWL&A must comply with the insurance laws of New York and Iowa. These laws govern the admittance of assets, premium rating methodology, policy forms, establishing reserve requirements and solvency standards, maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values and the type, amounts and valuation of investments permitted.

First GWL&A's operations and accounts are subject to examination by the New York Insurance Division at specified intervals.

The National Association of Insurance Commissioners has adopted risk-based capital rules and other financial ratios for life insurance companies. Based on First GWL&A's December 31, 1998 statutory financial reports, First GWL&A has risk-based capital well in excess of that required; however, First GWL&A did fall outside the usual range of some of the ratios due to the start-up nature of its operations.

2.      Insurance Holding Company Regulations

First GWL&A is subject to and complies with insurance holding company regulations in New York. These regulations contain certain restrictions and reporting requirements for transactions between an insurer and its affiliates, including the payments of dividends. They also regulate changes in control of an insurance company.

3.      Securities Law

First GWL&A is subject to various levels of regulation under federal securities laws. First GWL&A's separate accounts and annuity products are registered under the Investment Company Act of 1940 and the Securities Act of 1933.

4.      Potential Legislation

United States legislation and administrative developments in various areas, including pension regulation, financial services regulation, health care legislation and the insurance industry could significantly and adversely affect First GWL&A in the future. For example, Congress is currently considering legislation relating to health care reform and managed care issues (including patients' rights, privacy of medical records and managed care plan or enterprise liability), and legislation relating to the taxation of policyholder surplus accounts and the capitalization of deferred acquisition costs. Congress has from time to time also considered the deferral of taxation on the accretion of value within certain annuities and life insurance products, financial services reform legislation establishing frameworks for banks engaging in the insurance business, changes in regulation for the Employee Retirement Income Security Act of 1974 and the availability of Section 401(k) for individual retirement accounts.

It is not possible to predict whether future legislation or regulation adversely affecting the business of First GWL&A will be enacted and, if enacted, the extent to which such legislation or regulation will have an effect on First GWL&A and its competitors.

RATINGS

First GWL&A is rated by a number of nationally recognized rating agencies. The ratings represent the opinion of the rating agencies on the financial strength of First GWL&A and its ability to meet the obligations of its insurance policies. The ratings take into account an agreement whereby GWL&A has undertaken to provide First GWL&A with certain financial support related to maintaining required statutory surplus and liquidity.

         Rating Agency                          Measurement                      Rating
         -----------------------------------    -----------------------------    --------------

         A.M. Best Company                      Financial Condition and          AA+    *
                                                Operating Performance

         Duff & Phelps Corporation              Claims Paying Ability            AAA    *

         Standard & Poor's Corporation          Claims Paying Ability            AA      **

         Moody's Investors Service              Insurance Financial Strength     Aa3    ***

        *     Highest ratings available.
        **   Third highest rating out of 19 rating categories.
        ***  Fourth highest rating out of 19 rating categories.

G.      MISCELLANEOUS

Significant BOLI deposits were received during 1998. Although First GWL&A's BOLI business is comprised of two major customers, which account for the majority of the total deposits, the BOLI contracts allow for no more than 20% surrenders in any given year.

First GWL&A distributes its annuity products through Charles Schwab & Co., Inc. pursuant to a marketing agreement. First GWL&A's BOLI product is currently marketed through one broker, Clark/Bardes, Inc. Loss of business from either of these agents would have a material effect on First GWL&A's distribution process.

First GWL&A and GWL&A have an  administration  service  agreement  whereby GWL&A
administers,   distributes,   and  underwrites  business  for  First  GWL&A  and
administers First GWL&A's investment portfolio.

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

Following is information concerning First GWL&A's directors and executive officers, together with their principal occupation for the past five years. Unless otherwise indicated all of the directors and executive officers have been engaged for not less than five years in their present principal occupations or in another executive capacity with the companies or firms identified.

Directors are elected annually to serve until the following annual meeting of shareholders. The appointments of executive officers are confirmed annually.

Director                                Served as           Principal Occupation(s) For
                                      Director From               Last Five Years

Marcia D. Alazraki                         1996        Partner, Kalkines, Arky, Zall &
                                                              Bernstein LLP (a law firm) since
                                                               January, 1998; previously Counsel,
                                                                Simpson Thacher & Bartlett (a law
                                                                    firm)

James Balog (1)                            1997        Company Director

James W. Burns, O.C.                       1997        Chairman of the Boards of Great-West
                                                       Lifeco, Great-West Life, London
                                                         Insurance Group Inc. and London Life
                                                          Insurance Company; Deputy Chairman,
                                                       Power Corporation

Paul Desmarais, Jr.                        1997        Chairman and Co-Chief Executive
                                                       Officer, Power Corporation; Chairman,
                                                       Power Financial

Robert Gratton                             1997        Chairman of the Board of GWL&A;
                                                        President and Chief Executive
                                                       Officer, Power Financial

N. Berne Hart (1)                          1997        Company Director

Stuart Z. Katz                             1997         Partner, Fried, Frank, Harris,
                                                            Shriver & Jacobson (a law firm)

William T. McCallum                        1997        Chairman, President and Chief
                                                       Executive Officer of First GWL&A;
                                                       President and Chief Executive
                                                       Officer, GWL&A; President and Chief
                                                       Executive Officer, United States
                                                       Operations, Great-West Life

Brian E. Walsh (1)                         1997         Co-Founder and Managing Partner,
                                                        Veritas Capital Management, LLC (a
                                                        merchant banking company) since
                                                        September 1997; previously Partner,
                                                        Trinity L.P. (an investment company)
                                                        from January 1996; previously
                                                        Managing Director and Co-Head,
                                                        Global Investment Bank, Bankers
                                                        Trust Company (an
                                                        investment/commercial bank)

(1)     Member of the Audit Committee

The following lists directorships held by the directors of First GWL&A, on companies whose securities are traded publicly in the United States or that are investment companies registered under the Investment Company Act of 1940.

J. Balog              Elan plc
 ........       Euclid Mutual Fund
 ........       Transatlantic Holdings
 ........       Zweig-Glaser Mutual Fund

P. Desmarais, Jr.     Petrofina S.A.

EXECUTIVE OFFICERS

Executive Officer               Served as Executive         Principal Occupation(s) For
                                    Officer From                  Last Five Years

William T. McCallum                     1997           Chairman, President and Chief
Chairman, President and                                Executive Officer of First GWL&A;
Chief Executive Officer                                President and Chief Executive
                                                          Officer, GWL&A; President and Chief
                                                           Executive Officer, United States
                                                              Operations, Great-West Life

Mitchell T.G. Graye                     1997           Executive Vice President and Chief
Executive Vice President and                           Financial Officer of First GWL&A and
Chief Financial Officer                                GWL&A; Executive Vice President and
                                                       Chief Financial Officer, United
                                                       States, Great-West Life

James D. Motz                           1997           Executive Vice President, Employee
Executive Vice President,                              Benefits of First GWL&A, GWL&A and
Employee Benefits                                      Great-West Life

Douglas L. Wooden                       1997           Executive Vice President, Financial
Executive Vice President,                              Services of the Company, GWL&A and
Financial Services                                     Great-West Life

John T. Hughes                          1997           Senior Vice President, Chief
Senior Vice President,                                 Investment Officer of the Company
Chief Investment Officer                               and GWL&A; Senior Vice President,
                                                           ChiefInvestment Officer, United
                                                       States, Great-West Life

D. Craig Lennox                         1997           Senior Vice President, General
Senior Vice President,                                 Counsel and Secretary of the Company
General Counsel and Secretary                          and GWL&A; Senior Vice President and
                                                         Chief U.S. Legal Officer, Great-West
                                                       Life

Martin Rosenbaum                        1997           Senior Vice President, Employee
Senior Vice President,                                 Benefits Operations of the Company,
Employee Benefits Operations                           GWL&A and Great-West Life
Gregory E. Seller                       1997           Senior Vice President, Major
Senior Vice President, Major                           Accounts of the Company, GWL&A and
Accounts                                               Great-West Life

Robert K. Shaw                          1997           Senior Vice President, Individual
Senior Vice President,                                 Markets of the Company, GWL&A and
Individual Markets                                     Great-West Life


EXECUTIVE COMPENSATION

The executive officers of First GWL&A are not compensated for their services to First GWL&A. They are compensated as executive officers of GWL&A.

COMPENSATION OF DIRECTORS

For each director of First GWL&A who is not also a director of GWL&A, Great-West Life or Great-West Lifeco, First GWL&A pays an annual fee of $10,000. For each director of First GWL&A who is also a director of GWL&A, Great-West Life or Great-West Lifeco, First GWL&A pays an annual fee of $5,000. First GWL&A pays each director a meeting fee of $1,000 for each meeting of the Board of Directors or a committee thereof attended. In addition, all directors are reimbursed for incidental expenses. The above amounts are paid in the currency of the country of residence of the director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Set forth below is certain information, as of February 1, 1999, concerning beneficial ownership of the voting securities of First GWL&A by entities and persons who beneficially own more than 5% of the voting securities of First GWL&A. The determinations of "beneficial ownership" of voting securities are based upon Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This rule provides that securities will be deemed to be "beneficially owned" where a person has, either solely or in conjunction with others, (1) the power to vote or to direct the voting of securities and/or the power to dispose or to direct the disposition of, the securities or (2) the right to acquire any such power within 60 days after the date such "beneficial ownership" is determined.

(1) 100% of First GWL&A's 2,500 outstanding common shares are owned by Great-West Life & Annuity Insurance Company, 8515 East Orchard Road, Englewood, Colorado 80111.

(2) 100% of the outstanding common shares of Great-West Life & Annuity Insurance Company's are owned by GWL&A Financial Inc., 8515 East Orchard Road, Englewood, Colorado 80111.

(3) 100% of the outstanding common shares of GWL&A Financial Inc. are owned by GWL&A Financial (Nova Scotia) Co., Suite 800, 1959 Upper Water Street, Halifax, Nova Scotia, Canada B3J 2X2.

(4) 100% of the outstanding common shares of GWL&A Financial (Nova Scotia) Co. are owned by The Great-West Life Assurance Company, 100 Osborne Street North, Winnipeg, Manitoba, Canada R3C 3A5.

(5) 99.6% of the outstanding common shares of The Great-West Life Assurance Company are owned by Great-West Lifeco Inc., 100 Osborne Street North, Winnipeg, Manitoba, Canada R3C 3A5.

(6)     81.1% of the  outstanding  common shares of  Great-West  Lifeco Inc. are
        controlled  by  Power  Financial   Corporation,   751  Victoria  Square,
        Montreal, Quebec, Canada H2Y 2J3.

(7) 67.5% of the outstanding common shares of Power Financial Corporation are owned by 171263 Canada Inc., 751 Victoria Square, Montreal, Quebec, Canada H2Y 2J3.

(8) 100% of the outstanding common shares of 171263 Canada Inc. are owned by 2795957 Canada Inc., 751 Victoria Square, Montreal, Quebec, Canada H2Y 2J3.

(9) 100% of the outstanding common shares of 2795957 Canada Inc. are owned by Power Corporation of Canada, 751 Victoria Square, Montreal, Quebec, Canada H2Y 2J3.

(10) Mr. Paul Desmarais, 751 Victoria Square, Montreal, Quebec, Canada H2Y 2J3, through a group of private holding companies, which he controls, has voting control of Power Corporation of Canada.

As a result of the chain of ownership described in paragraphs (1) through (10) above, each of the entities and persons listed in paragraphs (1) through (10) would be considered under Rule 13d-3 of the Exchange Act to be a "beneficial owner" of 100% of the outstanding voting securities of the Company.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets out the number of equity securities, and exercisable options (including options which will become exercisable within 60 days) for equity securities, of First GWL&A or any of its parents or subsidiaries, beneficially owned, as of February 1, 1999, by (i) the directors of the Company; and (ii) the directors and executive officers of First GWL&A as a group.


----------------------- --------------------------------------------------------------------------
                                                         Company
                        --------------------------------------------------------------------------
                        ------------- ---------------- -------------------- ----------------------
                        The           Great-West       Power Financial      Power Corporation of
                        Great-West    Lifeco Inc.      Corporation          Canada
                        Life
                        Assurance
                        Company
                        (1)           (2)              (3)                  (4)
                        ------------- ---------------- -------------------- ----------------------
Directors

--------------------------------------------------------------------------------------------------
----------------------- ------------- ---------------- -------------------- ----------------------
M.D. Alazraki                -               -                  -                     -
----------------------- ------------- ---------------- -------------------- ----------------------
----------------------- ------------- ---------------- -------------------- ----------------------
J. Balog                     -               -                  -                     -
----------------------- ------------- ---------------- -------------------- ----------------------
----------------------- ------------- ---------------- -------------------- ----------------------
J. W. Burns                  50           112,000             8,000                400,640
                                                                               200,000 options
----------------------- ------------- ---------------- -------------------- ----------------------
----------------------- ------------- ---------------- -------------------- ----------------------
P. Desmarais, Jr.            50           32,000                -              890,500 options
----------------------- ------------- ---------------- -------------------- ----------------------
----------------------- ------------- ---------------- -------------------- ----------------------
R. Gratton                   -            330,000            310,000                5,000
                                                        5,280,000 options      300,000 options
----------------------- ------------- ---------------- -------------------- ----------------------
----------------------- ------------- ---------------- -------------------- ----------------------
N.B. Hart                    -               -                  -                     -
----------------------- ------------- ---------------- -------------------- ----------------------
----------------------- ------------- ---------------- -------------------- ----------------------
S.Z. Katz                    -               -                  -                     -
----------------------- ------------- ---------------- -------------------- ----------------------
----------------------- ------------- ---------------- -------------------- ----------------------
W.T. McCallum                17           71,362             80,000                   -
                                      240,000 options
----------------------- ------------- ---------------- -------------------- ----------------------
----------------------- ------------- ---------------- -------------------- ----------------------
B.E. Walsh                   -               -                  -                     -
----------------------- ------------- ---------------- -------------------- ----------------------
--------------------------------------------------------------------------------------------------

Directors and Executive
Officers as a Group

--------------------------------------------------------------------------------------------------
----------------------- ------------- ---------------- -------------------- ----------------------
                            117           596,167            398,000               406,440
                                      678,000 options   5,635,054 options     1,390,500 options
----------------------- ------------- ---------------- -------------------- ----------------------

(1)     All holdings are common shares of The Great-West Life Assurance Company.
(2)     All holdings are common shares, or where indicated, exercisable options for common shares, of Great-West Lifeco Inc.
(3)     All holdings are common shares, or where indicated,  exercisable options for common shares, of Power Financial Corporation.
(4)     All  holdings  are  subordinate   voting  shares,  or  where  indicated,
        exercisable  options for subordinate voting shares, of Power Corporation of Canada.

The number of common shares and exercisable options for common shares of Power Financial Corporation held by R. Gratton represents 1.6% of the total number of common shares and exercisable options for common shares of Power Financial Corporation outstanding. The number of common shares and exercisable options for common shares of Power Financial Corporation held by the directors and executive officers as a group represents 1.7% of the total number of common shares and exercisable options for common shares of Power Financial Corporation outstanding. None of the remaining holdings set out above exceed 1% of the total number of shares and exercisable options for shares of the class outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

M.D. Alazraki, a director of the Company, is an attorney with a law firm which provided legal services to the Company. From January 1, 1998 through March 17, 1999, the amount of such services was approximately $72,300.

-------------------------------------------------------------------------------
Voting Rights
In general, you do not have a direct right to vote the Portfolio shares held in the Series Account. However, under current law, you are entitled to give us instructions on how to vote the shares. We will vote the shares according to those instructions at regular and special shareholder meetings. If the law changes and we can vote the shares in our own right, we may elect to do so.

Before the Annuity Commencement Date, you have the voting interest. The number of votes available to you will be calculated separately for each of your Sub-Accounts. That number will be determined by applying your percentage interest, if any, in a particular Sub-Account to the total number of votes attributable to that Sub-Account. You hold a voting interest in each Sub-Account to which your Annuity Account Value is allocated. If you select a variable annuity option, the votes attributable to your Contract will decrease as annuity payouts are made.

The number of votes of a Portfolio will be determined as of the date established by that Portfolio for determining shareholders eligible to vote at the meeting of the Portfolios. Voting instructions will be solicited by written communication prior to such meeting in accordance with procedures established by the respective Portfolios.

If we do not receive timely instructions and Owners have no beneficial interest in shares held by us, we will vote according to the voting instructions as a proportion of all Contracts participating in the Sub-Account. If you indicate in your instructions that you do not wish to vote an item, we will apply your instructions on a pro rata basis to reduce the votes eligible to be cast.

Each person or entity  having a voting  interest in a  Sub-Account  will receive
proxy  material,   reports  and  other  material  relating  to  the  appropriate
Portfolio.

Please note, generally the Portfolios are not required to, and do not intend to, hold annual or other regular meetings of shareholders.

Contract Owners have no voting rights in First GWL&A.

-------------------------------------------------------------------------------
Rights Reserved by First Great-West
We reserve the right to make certain changes we feel would best serve the interests of Owners and Annuitants or would be appropriate in carrying out the purposes of the Contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority. Approval may not be required in all cases, however.
Examples of the changes we may make include:

To operate the Series Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law.

To Transfer any assets in any Sub-Account to another Sub-Account, or to one or more separate accounts, or to a Guarantee Period; or to add, combine or remove Sub-Accounts of the Series Account.

To substitute, for the Portfolio shares in any Sub-Account, the shares of another Portfolio or shares of another investment company or any other investment permitted by law.

To make any changes required by the Internal Revenue Code or by any other applicable law in order to continue treatment of the Contract as an annuity.

To change the time or time of day at which a valuation date is deemed to have ended.

To make any other necessary technical changes in the Contract in order to conform with any action the above provisions permit us to take, including changing the way we assess charges, without increasing them for any outstanding Contract beyond the aggregate amount guaranteed.

-------------------------------------------------------------------------------
Legal Proceedings
Currently, the Series Account is not a party to, and its assets are not subject to any material legal proceedings. And, First GWL&A is not currently a party to, and its property is not currently subject to, any material legal proceedings. The lawsuits to which First GWL&A is a party are, in the opinion of management, in the ordinary course of business, and are not expected to have a material adverse effect on the financial results, conditions or prospects of First GWL&A.

--------------------------------------------------------------------------------
Legal Matters
Advice regarding certain legal matters concerning the federal securities laws applicable to the issue and sale of the Contract has been provided by Jorden Burt Boros Cicchetti Berenson & Johnson LLP.

--------------------------------------------------------------------------------
Experts
The consolidated financial statements of First Great-West Life & Annuity Insurance Company at December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------
Available Information
We have filed a registration statement ("Registration Statement") with the Commission under the 1933 Act relating to the Contracts offered by this Prospectus. This Prospectus has been filed as a part of the Registration Statement and does not contain all of the information contained in the Registration Statement and its exhibits. Additionally, statements in this Prospectus about the content of the Contract and other legal instruments are summaries. Please refer to the Registration Statement and its exhibits for further information. You can review the Registration Statement and its exhibits at the offices of the Commission located at 450 Fifth Street, N.W., Washington, D.C.

The Statement of Additional Information contains more specific information relating to the Series Account and First GWL&A, such as: o general information o information about First Great-West Life & Annuity Insurance Company and the Variable
    Annuity-1 Series Account
o       the calculation of annuity payouts
o       postponement of payouts
o       services
o       withholding
o       calculation of performance data
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Appendix A--Condensed Financial Information
                         Selected data for accumulation units
                   Outstanding through each period ending 12/31/98

                  Sub-Account                           1998              1997
Alger American Growth
Value at beginning of period                                            $10.00
Value at end of period                                                  $11.37
Number of accumulation units outstanding at end                         31,803.04
of period
American Century VP International
Value at beginning of period                                            $10.00
Value at end of period                                                  $10.40
Number of accumulation units outstanding at end                         4,712.98
of period
Berger Small Company Growth
Value at beginning of period
Value at end of period
Number of accumulation units outstanding at end
of period
Federated American Leaders Fund II
Value at beginning of period                                            $10.00
Value at end of period                                                  $11.66
Number of accumulation units outstanding at end                         67,881.72
of period
Federated Utility Fund II
Value at beginning of period                                            $10.00
Value at end of period                                                  $12.05
Number of accumulation units outstanding at end                         309.83
of period
Federated Fund for U.S. Government Securities II
Value at beginning of period                                            $10.00
Value at end of period                                                  $10.64
Number of accumulation units outstanding at end                         32,658.92
of period
INVESCO VIF - High Yield
Value at beginning of period                                            $10.00
Value at end of period                                                  $11.11
Number of accumulation units outstanding at end                         58,930.91
of period
INVESCO VIF - Industrial Income
Value at beginning of period                                            $10.00
Value at end of period                                                  $11.68
Number of accumulation units outstanding at end                         66,563.10
of period
Janus Aspen Growth
Value at beginning of period                                            $10.00
Value at end of period                                                  $11.22
Number of accumulation units outstanding at end                         42,289.81
of period
Janus Aspen Worldwide Growth
Value at beginning of period                                            $10.00
Value at end of period                                                  $10.73
Number of accumulation units outstanding at end                         87,156.01
of period
Montgomery Variable Series Growth Fund
Value at beginning of period                                            $10.00
Value at end of period                                                  $8.80
Number of accumulation units outstanding at end                         257.15
of period
SAFECO RST Equity
Value at beginning of period                                            $10.00
Value at end of period                                                  $11.19
Number of accumulation units outstanding at end                         33,470.59
of period
Schwab MarketTrack Growth
Value at beginning of period                                            $10.00
Value at end of period                                                  $11.42
Number of accumulation units outstanding at end                         17,849.53
of period
Schwab Money Market
Value at beginning of period                                            $10.00
Value at end of period                                                  $10.27
Number of accumulation units outstanding at end                         168,197.49
of period
Schwab S&P 500
Value at beginning of period                                            $10.00
Value at end of period                                                  $11.58
Number of accumulation units outstanding at end                         73,884.33
of period
Van Kampen American Capital LIT-Morgan Stanley
Real Estate Securities Portfolio
Value at beginning of period                                            $10.00
Value at end of period                                                  $10.56
Number of accumulation units outstanding at end                         273.65
of period


          Condensedfinancial   information  for  formerly  offered  Sub-Accounts
                   Outstanding through each period ending 12/31/98


                  Sub-Account                           1998               1997
Alger American Small-Cap
Value at beginning of period                                                 $10.00
Value at end of period                                                       $11.94
Number of accumulation units outstanding at end                            8,711.21
of period
American Century VP Capital Appreciation
Value at beginning of period                                                 $10.00
Value at end of period                                                       $10.70
Number of accumulation units outstanding at end                                0.00
of period




INVESCO VIF - Total Return
Value at beginning of period                                                 $10.00
Value at end of period                                                       $11.19
Number of accumulation units outstanding at end                           14,507.11
of period




Janus Aspen Aggressive Growth
Value at beginning of period                                                 $10.00
Value at end of period                                                       $12.10
Number of accumulation units outstanding at end                            9,781.52
of period
Lexington Emerging Markets
Value at beginning of period                                                 $10.00
Value at end of period                                                        $8.06
Number of accumulation units outstanding at end                            4,677.90
of period
SteinRoe Special Venture
Value at beginning of period                                                 $10.00
Value at end of period                                                       $11.07
Number of accumulation units outstanding at end                           27,112.37
of period
Strong Discovery Fund II
Value at beginning of period                                                 $10.00
Value at end of period                                                       $11.31
Number of accumulation units outstanding at end                           24,541.58
of period
Van Eck Worldwide Hard Assets
Value at beginning of period                                                 $10.00
Value at end of period                                                        $9.94
Number of accumulation units outstanding at end                            1,195.62
of period
-------------------------------------------------------------------------------

------------------------------------------------------------------------------
Appendix B--Market Value Adjustments
The amount available for a full surrender, partial withdrawal or Transfer equals the amount requested plus the Market Value Adjustment (MVA). The MVA is calculated by multiplying the amount requested by the Market Value Adjustment Factor (MVAF).

The MVA formula
The MVA is determined using the following formula:

MVA = (amount applied) X (Market Value Adjustment Factor) The Market Value Adjustment Factor is:

{[(1 + i)/(1 + j +.10%)] N/12} - 1

Where:

i is the U.S. Treasury Strip ask side yield as published in the Wall Street Journal on the last business day of the week prior to the date the stated rate of interest was established for the Guarantee Period. The term of i is measured in years and equals the term of the Guarantee Period

j is the U.S. Treasury Strip ask side yield as published in the Wall Street Journal on the last business day of the week prior to the week the Guarantee Period is broken. The term of j equals the remaining term to maturity of the Guarantee Period, rounded up to the higher number of years

N is the number of complete months remaining until maturity

The MVA will equal 0 if:

if i and j differ by less than .10%

N is less than 6.

Examples
Following are four examples of Market Value Adjustments illustrating (1) increasing interest rates, (2) decreasing interest rates, (3) flat interest rates (i and j are within .10% of each other), and (4) less than 6 months to maturity.


Example 1--Increasing Interest Rates

-------------------- -------------------------------
Deposit              $25,000 on November 1, 1996
-------------------- -------------------------------
-------------------- -------------------------------
Maturity date        December 31, 2006
-------------------- -------------------------------
-------------------- -------------------------------
Interest Guarantee   10 years
Period
-------------------- -------------------------------
-------------------- -------------------------------
i                    assumed to be 6.15%
-------------------- -------------------------------
-------------------- -------------------------------
Surrender date       July 1, 2001
-------------------- -------------------------------
-------------------- -------------------------------
j                    7.00%
-------------------- -------------------------------
-------------------- -------------------------------
Amount surrendered   $10,000
-------------------- -------------------------------
-------------------- -------------------------------
N                    65
-------------------- -------------------------------

MVAF   =  {[(1 +  i)/(1  + j +  .10%)]N/12}  - 1 =  {[1.0615/1.071]65/12}  - 1 =
       .957718 - 1 = -.042282

MVA   = (amount  transferred  or  surrendered)  x MVAF = $10,000 x - .042282 = -
      $422.82

Surrender Value = (amount transferred or surrendered + MVA)
                = ($10,000 + - $422.82)
                = $9,577.18

Example 2--Decreasing Interest Rates
--------------------- ------------------------------
Deposit               $25,000 on November 1, 1996
--------------------- ------------------------------
--------------------- ------------------------------
Maturity date         December 31, 2006
--------------------- ------------------------------
--------------------- ------------------------------
Interest Guarantee    10 years
Period
--------------------- ------------------------------
--------------------- ------------------------------
i                     assumed to be 6.15%
--------------------- ------------------------------
--------------------- ------------------------------
Surrender date        July 1, 2000
--------------------- ------------------------------
--------------------- ------------------------------
j                     5.00%
--------------------- ------------------------------
--------------------- ------------------------------
Amount surrendered    $10,000
--------------------- ------------------------------
--------------------- ------------------------------
N                     65
--------------------- ------------------------------

MVAF   =  {[(1 +  i)/(1  + j +  .10%)]N/12}  - 1 =  {[1.0615/1.051]65/12}  - 1 =
       .055323

MVA = (amount transferred or surrendered) x MVAF
      = $10,000 x .0055323
      = $553.23

Surrender Value = (amount transferred or surrendered + MVA)
                = ($10,000 + $553.23)
                = $10,553.23

Example 3--Flat Interest Rates (i and j are within .10% of each other)
--------------------- ------------------------------
Deposit               $25,000 on November 1, 1996
--------------------- ------------------------------
--------------------- ------------------------------
Maturity date         December 31, 2006
--------------------- ------------------------------
--------------------- ------------------------------
Interest Guarantee    10 years
Period
--------------------- ------------------------------
--------------------- ------------------------------
i                     assumed to be 6.15%
--------------------- ------------------------------
--------------------- ------------------------------
Surrender date        July 1, 2001
--------------------- ------------------------------
--------------------- ------------------------------
j                     6.24%
--------------------- ------------------------------
--------------------- ------------------------------
Amount surrendered    $10,000
--------------------- ------------------------------
--------------------- ------------------------------
N                     65
--------------------- ------------------------------

MVAF   = {[(1 +  i)/(1  + j +  .10%)]N/12}  - 1 =  {[1.0615/1.0624]65/12}  - 1 =
       .995420 - 1 = -.004580
However, [i-j] less than .10%, so MVAF = 0

MVA = (amount transferred or surrendered) x MVAF
      = $10,000 x -.004589
      = -$45.80

Surrender Value = (amount transferred or surrendered + MVA)
                 = ($10,000 -$45.80) x (1-0)
                 = $9,954.20

Example 4--N equals less than 6 months to maturity
--------------------- ------------------------------
Deposit               $25,000 on November 1, 1996
--------------------- ------------------------------
--------------------- ------------------------------
Maturity date         December 31, 2006
--------------------- ------------------------------
--------------------- ------------------------------
Interest Guarantee    10 years
Period
--------------------- ------------------------------
--------------------- ------------------------------
i                     assumed to be 6.15%
--------------------- ------------------------------
--------------------- ------------------------------
Surrender date        July 1, 2006
--------------------- ------------------------------
--------------------- ------------------------------
j                     7.00%
--------------------- ------------------------------
--------------------- ------------------------------
Amount surrendered    $10,000
--------------------- ------------------------------
--------------------- ------------------------------
N                     5
--------------------- ------------------------------

MVAF   = {[(1 + i)/(1 + j + .10%)]N/12} - 1 =  {[1.0615/1.071]5/12} - 1 = .99629
       - 1 = -.00371
However, N less than 6, so MVAF = 0

MVA = (amount transferred or surrendered) x MVAF
      = $10,000 x 0
      = $0

Surrender Value = (amount transferred or surrendered + MVA)
                = ($10,000 + $0)
                = $10,000

--------------------------------------------------------------------------------

Appendix C--Net Investment Factor
The Net Investment  Factor is determined by dividing (a) by (b), and subtracting
(c) from the result where:

(a) is the net result of:

1) the net asset value per share of the Portfolio shares determined as of the end of the current Valuation Period, plus

2) the per share amount of any dividend (or, if applicable, capital gain distributions) made by the Portfolio on shares if the "ex-dividend" date occurs during the current Valuation Period, minus or plus

3) a per unit charge or credit for any taxes incurred by or provided for in the Sub-Account, which is determined by GWL&A to have resulted from the investment operations of the Sub-Account, and

(b) is the net asset value per share of the Portfolio shares determined as of the end of the immediately preceding Valuation Period, and

(c) is an amount representing the Risk Charge deducted from each Sub-Account on a daily basis. Such amount is equal to 0.85%.

The Net Investment Factor may be greater than, less than, or equal to one. Therefore, the Accumulation Unit Value may increase, decrease or remain unchanged.

The net asset value per share referred to in paragraphs (a)(1) and (b) above, reflect the investment performance of the Portfolio as well as the payment of Portfolio expenses.

--------------------------------------------------------------------------

Consolidated Financial Statements and Independent Auditors' Report
On the following pages, you'll find the consolidated financial statements and the independent auditors' report for First Great-West Life & Annuity Insurance Company for the years ending December 1998 and 1997.

-------------------------------------------------------------------------------

                First Great-West Life & Annuity Insurance Company
                          (A wholly-owned subsidiary of
                  Great-West Life & Annuity Insurance Company)

            Financial Statements for the Year Ended December 31, 1998 and the Period from April 4, 1997 (Inception) to December
                    31, 1997 and Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholder of First Great-West Life & Annuity Insurance Company:

We have  audited the  accompanying  balance  sheets of First  Great-West  Life &
Annuity  Insurance  Company (a  wholly-owned  subsidiary  of  Great-West  Life &
Annuity Insurance Company) as of December 31, 1998 and 1997, and the related statements of income, stockholder's equity, and cash flows for the year ended December 31, 1998 and the period from April 4, 1997 [inception] to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of First Great-West Life & Annuity Insurance Company as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the year ended December 31, 1998 and the period from April 4, 1997 [inception] to December 31, 1997 in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP
Denver, Colorado
January 25, 1999

FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

BALANCE SHEETS
DECEMBER 31, 1998 AND 1997
[Dollars in thousands except for share information]

ASSETS                                                            1998               1997
------
                                                            -----------------   ----------------

INVESTMENTS:
  Fixed maturities:
    Held-to-maturity, at amortized cost
      (fair value $15,044)                               $         14,500    $
    Available-for-sale, at fair value
      (amortized cost $63,321 and $4,987)                          65,154               4,995
  Short-term investments, available-for-sale (cost
    approximates fair value)                                          699                 386
                                                            -----------------   ----------------
        Total Investments                                          80,353               5,381

Cash                                                                  705               1,648
Reinsurance receivable                                                123
Deferred acquisition costs                                            381
Investment income due and accrued                                     695                  24
Other assets                                                           19                   6
Deferred income taxes                                                 983                  50
Separate account assets                                            23,836               9,045
                                                            -----------------   ----------------

        TOTAL ASSETS                                     $        107,095    $         16,154
                                                            =================   ================

LIABILITIES AND STOCKHOLDER'S EQUITY

POLICY BENEFIT LIABILITIES:
  Policy reserves                                        $         64,320    $             84
  Policy and contract claims                                          125

GENERAL LIABILTIES:
  Due to Parent Corporation                                         2,077                 155
  Other liabilities                                                    95                 332
  Separate account liabilities                                     23,836               9,045
                                                            -----------------   ----------------
        Total Liabilities                                          90,453               9,616
                                                            -----------------   ----------------

STOCKHOLDER'S EQUITY:
  Common stock, $1,000 par value, 10,000 shares
    authorized, 2,500 shares issued, and outstanding                2,500               2,500
  Additional paid-in capital                                       12,600               4,000
  Accumulated other comprehensive income                              717                   5
  Retained earnings                                                   825                  33
                                                            -----------------   ----------------
        Total Stockholder's Equity                                 16,642               6,538
                                                            -----------------   ----------------

        TOTAL LIABILITIES AND
        STOCKHOLDER'S EQUITY                             $        107,095    $         16,154
                                                            =================   ================

See notes to financial statements.

FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

STATEMENTS OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1998
AND THE PERIOD FROM APRIL 4, 1997 [INCEPTION] TO DECEMBER 31, 1997 [Dollars in thousands]

                                                                 1998                1997
                                                           ------------------  -----------------
REVENUES:
  Premiums and fee income                                $            78     $            21
  Net investment income                                            3,367                 243
  Net realized gains on investments                                   74
                                                           ------------------  -----------------

                                                                   3,519                 264
                                                           ------------------  -----------------
BENEFITS AND EXPENSES:
  Life and other policy benefits                                      50
  Interest paid or credited to contractholders                     1,687
  General and administrative expenses                                387                 213
                                                           ------------------  -----------------

                                                                   2,124                 213
                                                           ------------------  -----------------

INCOME BEFORE INCOME TAXES                                         1,395                  51

PROVISION FOR INCOME TAXES:
  Current                                                          1,920                  71
  Deferred                                                        (1,317)                (53)
                                                           ------------------  -----------------

                                                                     603                  18
                                                           ------------------  -----------------

NET INCOME                                               $           792     $            33
                                                           ==================  =================















See notes to financial statements.

17

FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

STATEMENTS OF STOCKHOLDER'S EQUITY
FOR THE YEAR ENDED DECEMBER 31, 1998
AND THE PERIOD FROM APRIL 4, 1997 [INCEPTION] TO DECEMBER 31, 1997 [Dollars in thousands except for share information]

                                                                                        Accumulated
                                                                        Additional         Other
                                                                         Paid-in       Comprehensive      Retained
                                             Shares         Amount       Capital          Income          Earnings        Total
                                          -------------  ------------- -------------  ----------------  -------------  -------------

Capital contribution                           2,500   $      2,500   $     4,000                                    $      6,500
    Net income                                                                                        $         33             33
    Other comprehensive income                                                      $          5                                5
                                                                                                                       -------------
  Comprehensive income                                                                                                         38
                                          -------------  ------------- -------------  ----------------  -------------  -------------

BALANCE, DECEMBER 31, 1997                     2,500          2,500         4,000              5                33          6,538
    Net income                                                                                                 792            792
    Other comprehensive income                                                               712                              712
                                                                                                                       -------------
  Comprehensive income                                                                                                      1,504
                                                                                                                       -------------
  Capital contribution                                                      8,600                                           8,600
                                          -------------  ------------- -------------  ----------------  -------------  -------------

BALANCE, DECEMBER 31, 1998                     2,500   $      2,500   $    12,600   $        717      $        825   $     16,642
                                          =============  ============= =============  ================  =============  =============








See notes to financial statements.

38

FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1998
AND THE PERIOD FROM APRIL 4, 1997 [INCEPTION] TO DECEMBER 31, 1997 [Dollars in thousands]

                                                                 1998                1997
                                                           ------------------  -----------------
OPERATING ACTIVITIES:

  Net income                                             $           792     $            33
  Adjustments to reconcile net income to net cash
    provided by operating activities
      Amortization of investments                                     12                 (19)
      Realized gains on sale of investments                          (74)
      Deferred income taxes                                       (1,317)                (53)
  Changes in assets and liabilities:
      Investment income due and accrued                             (671)                (24)
      Policy benefit liabilities                                   1,859
      Reinsurance receivable                                        (123)
      Other, net                                                  (1,361)                326
                                                           ------------------  -----------------
         Net cash (used in) provided by operating activities        (883)                263
                                                           ------------------  -----------------

INVESTING ACTIVITIES:

Proceeds from sales, maturities, and redemptions of investments:
  Fixed maturities:
    Available-for-sale                                            73,340

Purchases of investments:
  Fixed maturities:
    Held-to-maturity                                             (14,500)
    Available-for-sale                                          (131,924)             (5,354)
                                                           ------------------  -----------------
        Net cash used in investing activities                    (73,084)             (5,354)
                                                           ------------------  -----------------

FINANCING ACTIVITIES:

  Contract deposits, net of withdrawals                           62,502                  84
  Due to Parent Corporation                                        1,922                 155
  Capital contributions                                            8,600               6,500
                                                           ------------------  -----------------
        Net cash provided by financing activities                 73,024               6,739
                                                           ------------------  -----------------

NET (DECREASE) INCREASE IN CASH                                     (943)              1,648

CASH, BEGINNING OF PERIOD                                          1,648                   0
                                                           ------------------  -----------------

CASH, END OF PERIOD                                      $           705     $         1,648
                                                           ==================  =================



See notes to financial statements.

FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1998
AND THE PERIOD FROM APRIL 4, 1997 [INCEPTION] TO DECEMBER 31, 1997 [Dollars in thousands except for share information]

1.      ORGANIZATION

        Organization - First Great-West Life & Annuity Insurance Company (the Company) is a wholly-owned subsidiary of Great-West Life & Annuity Insurance Company (the Parent Corporation). The Company was incorporated as a stock life insurance company in the State of New York and was capitalized on April 4, 1997, through a $6,000 cash investment from the Parent Corporation for 2,000 shares of common stock. On December 29, 1997, the Company issued an additional 500 shares of common stock to the Parent Corporation for $500. The Company was licensed as an insurance company in the State of New York on May 28, 1997. The Company operates in one business segment.

        Basis of Presentation - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.      SIGNIFICANT ACCOUNTING POLICIES

        Cash - Cash includes only amounts in demand deposit accounts.

        Investments - Management determines the classification of fixed maturities at the time of purchase. Fixed maturities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost unless fair value is less than cost and the decline is deemed to be other than temporary, in which case they are written down to fair value and a new cost basis is established.

        Fixed maturities not classified as held-to-maturity are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the net unrealized gains and losses reported as accumulated other comprehensive income in stockholder's equity.

        The amortized cost of fixed maturities classified as held-to-maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts using the effective interest method over the estimated life of the related bonds. Such amortization is included in net investment income. Realized gains and losses, and declines in value judged to be other-than-temporary are included in net realized gains (losses) on investments.

        Short-term investments include securities purchased with initial maturities of one year or less and are carried at amortized cost. The Company considers short-term investments to be available-for-sale and amortized cost approximates fair value.

        In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133 "Accounting for Derivative Instruments and for Hedging Activities". This Statement provides a comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities. This Statement is effective for the Company beginning January 1, 2000, and earlier adoption is encouraged. The Company has not adopted this Statement as of December 31, 1998. Management has not determined the impact of the Statement on the financial statements.

        Deferred Policy Acquisition Costs - Policy acquisition costs, which consist of sales commissions related to the production of new and renewal business, have been deferred to the extent recoverable. Deferred costs associated with the annuity products are being amortized over the life of the contracts in proportion to the emergence of gross profits. Retrospective adjustments of these amounts are made when the Company revises its estimates of current or future gross profits. Deferred costs associated with traditional life insurance are amortized over the premium paying period of the related policies in proportion to premium revenues recognized. Amortization of deferred policy acquisition costs was immaterial to the financial statements in 1998.

        Separate Accounts - Separate account assets and related liabilities are carried at fair value. The Company's separate accounts invest in shares of various external mutual funds. Investment income and realized capital gains and losses of the separate accounts accrue directly to the contractholders and, therefore, are not included in the Company's statements of income. Revenues to the Company from the separate accounts consist of contract maintenance fees, administration fees, and mortality and expense risk charges.

        Due to Parent Corporation - Due to Parent Corporation includes amounts due on demand.

        Policy Reserves - Life insurance reserves of $64,228 at December 31, 1998 are computed on the basis of estimated mortality, investment yield, withdrawals, future maintenance and settlement expenses, and retrospective experience rating premium refunds. Annuity contract reserves without life contingencies of $92 and $84 are carried at contractholders' account value at December 31, 1998 and 1997, respectively. The carrying value of policy reserves is a reasonable estimate of fair value.

        Reinsurance - Policy reserves ceded to other insurance companies are carried as a reinsurance receivable on the balance sheet. The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.

        Policy and Contract Claims - Policy and contract claims include provisions for reported claims in process of settlement, valued in accordance with the terms of the related policies and contracts, as well as provisions for claims incurred and unreported based primarily on prior experience of the Company.

        Recognition of Premium Income and Expenses - Life insurance premiums are recognized when due. Revenues for annuity and other contracts without significant life contingencies are recognized as received. They consist of contract charges for the cost of insurance, contract administration, and surrender fees that have been assessed against the contract account balance during the period. Fee income is derived primarily from assets under management, consisting of contract maintenance fees, administration fees and mortality and expense risk charges, and is recognized when due. Benefits and expenses on policies with life contingencies impact premium income by means of the provision for future policy benefit reserves, resulting in recognition of profits over the life of the contracts.

        During 1998, the Company sold life insurance policies to two customers and collected deposits of $50,000 and $12,500, respectively, which are included as a component of policy reserves on the balance sheet. These two customers accounted for 49% and 12%, respectively, of the Company's net income during 1998.

        Regulatory Requirements - In accordance with the requirements of the State of New York, the Company must demonstrate adequate capital. At December 31, 1998, the Company was in compliance with the requirement.

        The Company is also required to maintain an investment deposit in the amount of $5,000 in cash or investment certificates with the New York Insurance Commissioner for the protection of policyholders in the event the Company is unable to satisfactorily meet its contractual obligations. A United States Treasury obligation, whose cost approximates market value, was designated to meet this requirement at December 31, 1998.

3.      RELATED-PARTY TRANSACTIONS

        The Company and the Parent Corporation have service agreements whereby the Parent Corporation administers, distributes, and underwrites business for the Company and administers the Company's investment portfolio and the Company provides services for the Parent Corporation. The amounts recorded are based upon management's best estimate of actual costs incurred and resources expended based upon number of policies and/or certificates in force. These transactions are summarized as follows:


                                                           Years Ended
                                                          December 31,
                                                     ------------------------
                                                        1998         1997
                                                     -----------  -----------
        Investment management expense
          (included in net investment income)              47           4
        Administrative and underwriting revenue
          (included in operating expenses)                (48)        (15)

        The Company and the Parent  Corporation  have an  agreement  whereby the
        Parent  Corporation   provides  certain  financial  support  related  to
        maintaining adequate regulatory surplus and liquidity.

4.      REINSURANCE

        In the normal course of business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding risks to other insurance enterprises under excess coverage and co-insurance contracts. The Company retains 100% of the first $50 of coverage per individual life and has a maximum retention of $250 per individual life. Life insurance policies are first reinsured to the Parent Corporation up to a maximum of $1,250 of coverage per individual life.
        Any excess amount is reinsured to a third party.

        Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company; consequently, allowances are established for amounts deemed uncollectible. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities, or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. At December 31, 1998 and 1997, the reinsurance receivable had a carrying value of $123 and $0, respectively.

        Total reinsurance premiums ceded to the Parent Corporation in 1998 and 1997 were $61 and $0, respectively.

5.      SUMMARY OF INVESTMENTS

        Fixed maturities owned at December 31, 1998 are summarized as follows:

                                                  Gross         Gross      Estimated
                                   Amortized    Unrealized   Unrealized      Fair       Carrying
                                     Cost         Gains        Losses        Value        Value
                                   ----------   -----------  ------------  ----------   ----------
        Held-to-Maturity:
          Corporate bonds        $   14,500  $       544   $             $   15,044  $    14,500
                                   ----------   -----------  ------------  ----------   ----------
                                 $   14,500  $       544   $             $   15,044  $    14,500
                                   ==========   ===========  ============  ==========   ==========
        Available-for-Sale:
          U.S. Treasury
           Securities and
           obligations of U.S.
           Government Agencies:
            Collateralized
              mortgage
              obligations        $   17,963  $     1,063   $             $   19,026  $    19,026
            Other                     4,999           59                      5,058        5,058
          Collateralized
        mortgage
            obligations              19,956          331                     20,287       20,287
          Corporate bonds            20,403          380                     20,783       20,783
                                   ----------   -----------  ------------  ----------   ----------
                                 $   63,321  $     1,833   $             $   65,154  $    65,154
                                   ==========   ===========  ============  ==========   ==========

        Fixed maturities owned at December 31, 1997 are summarized as follows:

                                                 Gross         Gross      Estimated
                                  Amortized    Unrealized   Unrealized       Fair       Carrying
                                     Cost        Gains        Losses        Value        Value
                                  -----------  -----------  ------------  -----------  -----------
        Available-for-Sale:
          U.S. Treasury
           Securities and
           obligations of U.S.
           Government Agencies  $    4,987   $        8   $             $    4,995   $    4,995
                                  -----------  -----------  ------------  -----------  -----------
                                $    4,987   $        8   $             $    4,995   $    4,995
                                  ===========  ===========  ============  ===========  ===========

        The collateralized mortgage obligations consist primarily of sequential and planned amortization classes with final stated maturities of two to thirty years and average lives of less than one to fifteen years. Prepayments on all mortgage-backed securities are monitored monthly and amortization of the premium and/or the accretion of the discount associated with the purchase of such securities is adjusted by such prepayments.

        See Note 6 for additional information on policies regarding estimated fair value of fixed maturities.

        The amortized cost and estimated fair value of fixed maturity investments at December 31, 1998, by projected maturity, are shown below. Actual maturities will likely differ from these projections because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                 Held-to-Maturity        Available-for-Sale
                                              ------------------------ ------------------------
                                              Amortized    Estimated   Amortized    Estimated
                                                 Cost      Fair Value     Cost      Fair Value
                                              -----------  ----------- -----------  -----------
        Due in one year or less             $      217   $      226   $           $
        Due after one year through five          1,510        1,573       4,999        5,058
        years
        Due after five years through ten         8,509        8,805      10,007       10,264
        years
        Due after ten years                      4,264        4,440
        Mortgage-backed securities                                       37,919       39,314
        Asset-backed securities                                          10,396       10,518
                                              ===========  =========== ===========  ===========
                                            $   14,500   $   15,044   $  63,321   $   65,154
                                              ===========  =========== ===========  ===========

        Proceeds from sales of securities available-for-sale were $73,340 and $0 during 1998, and 1997, respectively. The realized gains on such sales totaled $201 and $0 for 1998 and 1997, respectively. The realized losses totaled $127 and $0 for 1998 and 1997, respectively. During 1998, no held-to-maturity securities were sold.

6.      ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

                                                                December 31,
                                              -------------------------------------------------
                                                       1998                     1997
                                              ------------------------ ------------------------
                                               Carrying    Estimated    Carrying    Estimated
                                                Amount     Fair Value    Amount     Fair Value
                                              -----------  ----------- -----------  -----------
        ASSETS:
          Fixed maturities and short-term
            investments                     $   80,353   $   80,897   $   5,381   $    5,381
        LIABILITIES:
          Annuity contract reserves without
            life contingencies                      92           92          84           84
          Due to Parent Corporation              2,077        2,077         155          155

        The estimated fair value of financial instruments have been determined using available information and appropriate valuation methodologies. However, considerable judgement is necessarily required to interpret market data to develop estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

        The estimated fair value of fixed maturities that are publicly traded are obtained from an independent pricing service. To determine fair value for fixed maturities not actively traded, the Company utilized discounted cash flows calculated at current market rates on investments of similar quality and term.

        The fair value of annuity contract reserves without life contingencies are estimated by discounting the cash flows to maturity of the contracts, utilizing current credited rates for similar products.

        The estimated fair value of due to Parent Corporation is based on discounted cash flows at current market spread rates on high quality investments.

7.      FEDERAL INCOME TAXES

        Income taxes are recorded using and asset and liability approach, which requires, among other provisions, the recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, all expected future events (other than the enactments or changes in the tax laws or rules) are considered.

        The following is a reconciliation between the federal income tax rate and the Company's effective rate:

                                                    1998               1997
                                               ----------------   --------------
        Federal tax rate                            35.0  %            35.0 %
        Change in tax rate resulting from:
                State taxes                          6.8  %
                Prior year tax adjustment            1.4  %
                                               ================   ==============
        Total                                       43.2  %             35.0 %
                                               ================   ==============

        Temporary differences, which give rise to the deferred tax assets and liabilities as of December 31, 1998 and 1997, are as follows:

                                                1998                          1997
                                     ----------------------------  ----------------------------
                                                      Deferred                      Deferred
                                       Deferred         Tax          Deferred         Tax
                                      Tax Asset      Liability      Tax Asset      Liability
                                     -------------  -------------  -------------  -------------
        Policy reserves            $              $       175    $              $
        Deferred policy
          acquisition costs                               134
        Deferred acquisition
          cost proxy tax                 1,720                            53
        Investment assets                                 642                             3
        State taxes                        214
                                     -------------  -------------  -------------  -------------
        Total deferred taxes       $     1,934    $       951    $        53    $         3
                                     =============  =============  =============  =============

        Amounts related to investment assets above include $642 and $3 related to the unrealized gains on the Company's fixed maturities available-for-sale at December 31, 1998 and 1997, respectively. Although realization is not assured, management believes that it is more likely than not that all of the deferred tax asset will be realized.

        The Company and the Parent Corporation have entered into an income tax allocation agreement whereby the Parent Corporation could file a consolidated federal income tax return. Under the agreement the Company is responsible for and will receive the benefits of any income tax liability or benefit computed on a separate basis. In 1998, the Company will not file on a consolidated basis with the Parent Corporation.

8.      COMPREHENSIVE INCOME

        Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 130 "Reporting Comprehensive Income". This Statement establishes new rules for reporting and display of comprehensive income and its components; however, the adoption of this Statement had no impact on the Company's net income or stockholder's equity. This Statement requires unrealized gains or losses on the Company's available-for-sale securities, which prior to adoption were reported separately in stockholder's equity, to be included in other comprehensive income. Prior year financial statements have been reclassified to conform to the requirements of Statement 130.

        Other comprehensive income at December 31, 1998 is summarized as follows:

                                                                     Tax
                                                 Before-Tax       (Expense)       Net-of-Tax
                                                   Amount         or Benefit        Amount
                                                --------------  ---------------  --------------
        Unrealized gains on securities:
          Unrealized holding gains
            arising during the period         $        1,826  $         (639)  $        1,187
                                                --------------  ---------------  --------------
          Net unrealized gains                         1,826            (639)           1,187
        Reserve and DAC adjustment                      (730)            255             (475)
                                                --------------  ---------------  --------------
        Other comprehensive income            $        1,096  $         (384)  $          712
                                                ==============  ===============  ==============

        Other comprehensive income at December 31, 1997 is summarized as follows:

                                                                     Tax
                                                 Before-Tax       (Expense)       Net-of-Tax
                                                   Amount         or Benefit        Amount
                                                --------------  ---------------  --------------
        Unrealized gains on securities:
          Unrealized holding gains
            arising during the period         $            8  $           (3)  $            5
                                                --------------  ---------------  --------------
          Net unrealized gains                             8              (3)               5
                                                --------------  ---------------  --------------
        Other comprehensive income            $            8  $           (3)  $            5
                                                ==============  ===============  ==============

9.      DIVIDEND RESTRICTIONS

        The Company's net income and capital and surplus, as determined in accordance with statutory accounting principles and practices for December 31 are as follows (unaudited):

                                                 Unaudited
                                                   1998          1997
                                                ------------  ------------

        Net loss                             $    (2,182)   $    (19)
        Capital and surplus                       12,808         6,469

        As an insurance company domiciled in the State of New York, the Company is required to maintain a minimum of $6,000 of capital and surplus. In addition, the maximum amount of dividends, which can be paid to stockholders, is subject to restrictions relating to statutory surplus and statutory adjusted net investment income. The Company should be able to pay dividends of $1,281 in 1999. The Company paid no dividends in 1998 and 1997. Dividends are paid as determined by the Board of Directors.

ITEM 9.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
         ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in the Company's independent accountants or resulting disagreements on accounting and financial disclosure.



Back Cover
The Securities and Exchange Commission maintains an Internet web site (http://www.sec.gov) that contains additional information about First Great-West Life & Annuity Insurance Company, the Contract and the Series Account which may be of interest to you. The web site also contains additional information about the Portfolios.

                                            PART II

                            INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The  estimated   expenses  of  the  issuance  and  distribution  of  the
Contracts, other than commissions on sales of the Contracts are as follows:

        Securities and Exchange Commission fee                   $    303.03
                                                                   ---------
        Accounting fees and expenses                             $  5,000.00
                                                                   ---------
        Legal fees and expenses                                  $ 20,000.00
                                                                   ---------

Item 14.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Provisions exist under the laws of the state of New York and the Bylaws of First GWL&A whereby First GWL&A may indemnify a director, officer, or controlling person of First GWL&A against liabilities arising under the Securities Act of 1933. The following excerpts contain the substance of these provisions:

                                    New York Corporate Code

Section 721. Nonexclusivity of statutory provisions for indemnification of directors and officers.

The indemnification and advancement of expenses granted pursuant to, or provided by, this article shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether contained in the certificate of incorporation or the by-laws or, when authorized by such certificate of incorporation or by-laws, (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Nothing contained in this article shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

Section 722. Authorization for indemnification of directors and officers.

(a) A corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding ( other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

(b) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation or that he had reasonable cause to believe that his conduct was unlawful.

(c) A corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

(d) For the purpose of this section, a corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

Section 723. Payment of indemnification other than by court award.

(a) A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in section 722 shall be entitled to indemnification as authorized in such section.

(b) Except as provided in paragraph (a), any indemnification under section 722 or otherwise permitted by section 721, unless ordered by a court under section 724 (Indemnification of directors and officers by a court), shall be made by the corporation, only if authorized in the specific case:

(1) By the board acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in section 722 or established pursuant to section 721, as the case may be, or,

(2) If a quorum under subparagraph (1) is not obtainable or, even if obtainable, a quorum of disinterested directors so directs; (A) By the board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such sections has been met by such director or officer, or (B) By the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such sections.

(c) Expenses incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount as, and to the extent, required by paragraph (a) of section 725.

Section 724. Indemnification of directors and officers by a court.

(a) Notwithstanding the failure of a corporation to provide indemnification, and despite any contrary resolution of the board or of the shareholders in the specific case under section 723 (Payment of indemnification other than by court award), indemnification shall be awarded by a court to the extent authorized under section 722 (Authorization for indemnification of directors and officers), and paragraph (a) of section 723. Application therefor may be made, in every case, either:

(1) In the civil action or proceeding in which the expenses were incurred or other amounts were paid, or

(2) To the supreme court in a separate proceeding, in which case the application shall set forth the disposition of any previous application made to any court for the same or similar relief and also reasonable cause for the failure to make application for such relief in the action or proceeding in which the expenses were incurred or other amounts were paid.

(b) The application shall be made in such manner and form as may be required by the applicable rules of court or, in the absence thereof, by direction of a court to which it is made. Such application shall be upon notice to the corporation. The court may also direct that notice be given at the expense of the corporation to the shareholders and such other persons as it may designate in such manner as it may require.

(c) Where indemnification is sought by judicial action, the court may allow a person such reasonable expenses, including attorneys' fees, during the pendency of the litigation as are necessary in connection with his defense therein, if the court shall find that the defendant has by his pleadings or during the course of the litigation raised genuine issues of fact or law.

Section 725. Other provisions affecting indemnification of directors and officers.

(a) All expenses incurred in defending a civil or criminal action or proceeding which are advanced by the corporation under paragraph (c) of section 723 (Payment of indemnification other than by court award) or allowed by a court under paragraph (c) of section 724 (Indemnification of directors and officers by a court) shall be repaid in case the person receiving such advancement or allowance is ultimately found, under the procedure set forth in this article, not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the corporation or allowed by the court exceed the indemnification to which he is entitled.

(b) No  indemnification,  advancement  or  allowance  shall be made  under  this article in any circumstance where it appears:

(1) That the indemnification would be inconsistent with the law of the jurisdiction of incorporation of a foreign corporation which prohibits or otherwise limits such indemnification;

(2) That the indemnification would be inconsistent with a provision of the certificate of incorporation, a by-law, a resolution of the board or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the threatened or pending action or proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(3)  If  there  has  been  a  settlement   approved  by  the  court,   that  the
indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement.

(c) If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders, the corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and, in any event, within fifteen months from the date of such payment, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

(d) If any action with respect to indemnification of directors and officers is taken by way of amendment of the by-laws, resolution of directors, or by agreement, then the corporation shall, not later than the next annual meeting of shareholders, unless such meeting is held within three months from the date of such action, and, in any event, within fifteen months from the date of such action, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the action taken.

(e) Any notification required to be made pursuant to the foregoing paragraph (c) or (d) of this section by any domestic mutual insurer shall be satisfied by compliance with the corresponding provisions of section one thousand two hundred sixteen of the insurance law.

(f) The provisions of this article relating to indemnification of directors and officers and insurance therefor shall apply to domestic corporations and foreign corporations doing business in this state, except as provided in section 1320 (Exemption from certain provisions).

Section 726. Insurance for indemnification of directors and officers.

(a) Subject to paragraph (b), a corporation shall have power to purchase and maintain insurance:

(1) To indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of this article, and

(2) To indemnify directors and officers in instances in which they may be indemnified by the corporation under the provisions of this article, and

(3) To indemnify directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of this article provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of insurance, for a retention amount and for co-insurance.

(b) No insurance under paragraph (a) may provide for any payment, other than cost of defense, to or on behalf of any director or officer:

(1) if a judgment or other final adjudication adverse to the insured director or officer establishes that his acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or

(2) in relation to any risk the insurance of which is prohibited under the insurance law of this state.

(c) Insurance under any or all subparagraphs of paragraph (a) may be included in a single contract or supplement thereto. Retrospective rated contracts are prohibited.

(d) The corporation shall, within the time and to the persons provided in paragraph (c) of section 725 (Other provisions affecting indemnification of directors or officers), mail a statement in respect of any insurance it has purchased or renewed under this section, specifying the insurance carrier, date of the contract, cost of the insurance, corporate positions insured, and a statement explaining all sums, not previously reported in a statement to shareholders, paid under any indemnification insurance contract.

(e) This section is the public policy of this state to spread the risk of corporate management, notwithstanding any other general or special law of this state or of any other jurisdiction including the federal government.

                                     Bylaws of First GWL&A

Article II, Section 11.  Indemnification of Directors.

The corporation may, by resolution of the Board of Directors, indemnify and save harmless out of the funds of the Company to the extent permitted by applicable law, any Director, Officer, or employee of the corporation or any member or officer of any Committee, and his or her heirs, executors and administrators, from and against all claims, liabilities, costs, charges, and expenses whatsoever that any such Director, Officer, employee or any such member or officer sustains or incurs in or about any action, suit, or proceeding that is brought, commenced, or prosecuted against him or her for or in respect of any act, deed, matter or thing whatsoever made, done, or permitted by him or her in or about the execution of the duties of his or her office or employment with the corporation, or in or about the execution of his or her duties as a Director or Officer of another company which he or she so serves at the request and on behalf of the corporation, or in or about the execution of his or her duties as a member or officer of any such Committee, and all other claims, liabilities, costs, charges and expenses that he or she sustains or incurs, in or about or in relation to any such duties or the affairs of the corporation, the affairs of such other company which he or she so serves or the affairs of such Committee, except such claims, liabilities, costs, charges or expenses as are occasioned by acts of omissions which were in bad faith, involved intentional misconduct, a violation of the New York Insurance Law or a knowing violation of any other law or which resulted in such person gaining in fact a financial profit or other advantage to which he or she was not entitled. The corporation may, by resolution of the Board of Directors, indemnify and save harmless out of the funds of the corporation to the extent permitted by applicable law, any Director, Officer, or employee of any subsidiary corporation of the corporation on the same basis, and within the same constraints as, described in the preceding sentence. No payment of indemnification shall be made unless notice has been filed with the Superintendent of Insurance pursuant to Section 1216 of the New York Insurance Law.

Item 15.   RECENT SALES OF UNREGISTERED SECURITIES

           Not applicable.

Item 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

1. Form of Principal Underwriter and Distribution Agreement is incorporated by reference to Registrant's Registration Statement.

   2. Not applicable.

   3. (a) Articles of Incorporation of First Great-West Life & Annuity Insurance Company is filed herewith as Exhibit 3(i).

           (b) Bylaws of First Great-West Life & Annuity Insurance Company is incorporated by reference to Registrant's Registration Statement.

     4.   (a)  Form  of   Combination   Fixed  and  Variable  Group  Annuity  is
          incorporated by reference to Registrant's Pre-Effective Amendment No. 1 to the Registration Statement.

           (b)  Form  of  IRA   Endorsement  is  incorporated  by  reference  to
           Registrant's Registration Statement.

   5. Opinion and consent of W. Kay Adam as to the legality of the securities being registered is incorporated by reference to Registrant's Pre-Effective Amendment No. 1 to the Registration Statement.

   6. Not applicable.

   7. Not applicable.

   8. Not applicable.

   9. Not applicable.

   10. Administrative Services Agreement between First Great-West Life & Annuity Insurance Company and Great-West Life & Annuity Insurance Company is incorporated by reference to Registrant's Pre-Effective Amendment No. 1 to the Registration Statement.

   11. Not applicable.

   12. Not applicable.

   13. Not applicable.

   14. Not applicable.

   15. Not applicable.

   16. Not applicable.

   17. Not applicable.

   18. Not applicable.

   19. Not applicable.

   20. Not applicable.

   21. Not applicable.

   22. Not applicable.

   23. (a) Consent of Jorden Burt Boros Cicchetti Berenson & Johnson LLP, is filed herewith as Exhibit 23(a).

           (b) Consent of Deloitte & Touche LLP, is filed herewith as Exhibit 23(b).

           (c) Consent of W. Kay Adam filed herewith as Exhibit 23(c).

24. Power of Attorney for Ms. Alazraki, Messrs. Balog, Burns, Desmarais, Jr., Gratton, Hart, Katz and Walsh are incorporated by reference to Registrant's Registration Statement.

   25. Not applicable.

   26. Not applicable.

   27. Financial Data Schedule for First Great-West Life & Annuity Insurance Company is filed herewith as Exhibit 27.

Item 17.   UNDERTAKINGS

   The Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                          SIGNATURES


        Pursuant  to  the  requirements  of the  Securities  Act  of  1933,  the
Registrant has duly caused this Pre-Effective Amendment No. 1 to its Registration Statement on Form S-1 to be signed on its behalf, in the City of Englewood, State of Colorado, on this 2nd day of April , 1999.


                                            FIRST GREAT-WEST LIFE & ANNUITY
                                            INSURANCE COMPANY
                                            (Depositor)



                                            By:    /s/ William T. McCallum
                                                   W.T. McCallum, President
                                                   and Chief Executive Officer



        As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with First Great-West Life & Annuity Insurance Company and on the dates indicated:

Signature and Title                                              Date



/s/ Robert Gratton*                                      4/2 , 1999
Director, Chairman of the
Board (Robert Gratton)



/s/ William T. McCallum                                  4/2 , 1999
------------------------------------                   ------
Director, President and Chief Executive
Officer (William T. McCallum)



/s/ M.T.G. Graye                                         4/2 , 1999
Executive Vice President and
Chief Financial Officer
(M.T.G. Graye)

Signature and Title                                              Date




/s/ Marcia D. Alazraki*                                  4/2 , 1999
Director (Marcia D. Alazraki)



/s/ James Balog*                                         4/2 , 1999
Director (James Balog)



/s/ James W. Burns*                                      4/2 , 1999
Director (James W. Burns)



/s/ Paul Desmarais, Jr.*                                 4/2 , 1999
Director (Paul Desmarais, Jr.)



/s/ N. Berne Hart*                                       4/2 , 1999
Director (N. Berne Hart)



/s/ Stuart Z. Katz*                                    4/2 , 1999
Director (Stuart Z. Katz)



/s/ Brian E. Walsh*                               4/2 , 1999
Director (Brian E. Walsh)



*By:    /s/ D.C. Lennox                           4/2 , 1999
        D. C. Lennox
        Attorney-in-fact   pursuant  to  Powers  of  Attorney   filed  with  the
Registration Statement.

                                         Exhibit Table
                                           Form S-1


Exhibit

1.      Form of Underwriting agreement and
        and Distribution Agreement                        1

3.      (i)  Articles of Incorporation                           3
        (ii) Bylaws                                       1

4.      (i) Form of Combination Fixed and
        Variable Annuity Contract                         2
        (ii) Form of IRA Endorsement                      1

5.      Opinion and consent of W. Kay Adam                2

10.     Administrative Services Agreement between First
        Great-West Life & Annuity Insurance Company,
        and Great-West Life & Annuity Insurance Company   2

23.     (a) Consent of Jorden Burt Berenson & Johnson LLP 4
        (b) Consent of Deloitte & Touche LLP                     4


24.     Powers of Attorney for Ms. Alazraki and Messrs. Balog,
        Burns, Desmarais, Jr., Gratton, Hart, Katz, and Walsh    1

27.     Financial Data Schedule                           4


1 Filed with Registration Statement.

2 Filed with Pre-Effective Amendment No. 1 to the Registration Statement.

3 Filed with Post-Effective Amendment No. 1 to the Registration Statement.

4 Filed with this Post-Effective Amendment No. 2 to the Registration Statement.